EXHIBIT 2(b).2
Dated 18 February 2011
NATIONAL GRID GAS plc
as Issuer and Guarantor
and
NATIONAL GRID GAS FINANCE (NO 1) plc
as Issuer
and
THE LAW DEBENTURE TRUST CORPORATION p.l.c.
as Trustee
arranged by
HSBC BANK plc
AMENDED AND RESTATED TRUST DEED
relating to a
Euro 10,000,000,000
Euro Medium Term Note Programme
Linklaters
Ref: JALB/RR
Linklaters LLP

i

ii

This Trust Deed is made on 18 February 2011 between:
(1)	NATIONAL GRID GAS plc (“National Grid Gas”) and NATIONAL GRID GAS FINANCE (NO 1) plc (“National Grid Gas Finance (No 1)”), each an “Issuer” and together, the “Issuers”);

(2)	NATIONAL GRID GAS plc as guarantor in respect of Instruments issued by National Grid Gas Finance (No 1) (the “Guarantor”); and

(3)	THE LAW DEBENTURE TRUST CORPORATION p.l.c. (the “Trustee”, which expression, where the meaning so admits, includes any other trustee for the time being of this Trust Deed).
Whereas:
(A)	The Issuers propose to issue from time to time bearer debt instruments (the “Instruments”) in an aggregate nominal amount outstanding at any one time, including Instruments previously issued under the Programme, not exceeding the Programme Limit in accordance with the Dealer Agreement (the “Programme”) and to be constituted under this Trust Deed.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

(C)	For the purposes of the Programme National Grid Gas, National Grid Gas Finance (No 1) and the Trustee entered into an amended and restated trust deed dated 24 February 2010 (the “Prior Trust Deed”).
This Trust Deed witnesses and it is declared as follows:
1	Interpretation

1.1	Definitions

In this Trust Deed:

“Agency Agreement” means the amended and restated agency agreement (as amended, supplemented and/or restated from time to time) relating to the Programme dated 18 February 2011 between the Issuers, the Guarantor, the Trustee, The Bank of New York Mellon as Issuing and Paying Agent and the other agents mentioned in it.

“Agents” has the meaning given to it in the Agency Agreement.

“Calculation Agent” means any person named as such in the Conditions or any Successor Calculation Agent.

“CGN” means a temporary Global Instrument in the form set out in Part A of Schedule 1 or a permanent Global Instrument in the form set out in Part B of Schedule 1.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“Common Safekeeper” means, in relation to a Series, the common safekeeper for Euroclear and Clearstream, Luxembourg appointed in respect of such Instruments.

“Conditions” means in respect of the Instruments of each Series the terms and conditions applicable to them which shall be substantially in the form set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) as modified, with respect to any Instruments represented by a Global Instrument, by the provisions of such Global Instrument, and shall incorporate any additional provisions forming part of such terms and conditions set out in Part A of the Final Terms relating to the Instruments of that Series and shall be endorsed on the Definitive Instruments subject to amendment and completion as referred to in the first paragraph of Part A of Schedule 2 (Form of Definitive Instrument) and any reference to a particularly numbered Condition shall be construed accordingly.

“Contractual Currency” means, in relation to any payment obligation of any Instrument, the currency in which that payment obligation is expressed and, in relation to Clause 7 (Remuneration and Indemnification of the Trustee), pounds sterling or such other currency as may be agreed between the Issuers, the Guarantor and the Trustee from time to time.

“Coupons” means the coupons relating to interest bearing Instruments or, as the context may require, a specific number of them and includes any replacement Coupons issued pursuant to the Conditions.

“Dealer Agreement” means the amended and restated dealer agreement (as amended, supplemented and/or restated from time to time) relating to the Programme dated 18 February 2011 between the Issuers, the Guarantor, the Arranger, and the dealers named in it.

“Definitive Instrument” means an Instrument in definitive form having, where appropriate, Coupons, Receipt(s) and/or a Talon attached on issue and, unless the context requires otherwise, includes any replacement Instrument issued pursuant to the Conditions.

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Default” means an event described in Condition 9 and that, if so required by that Condition, has been certified by the Trustee to be, in its opinion, materially prejudicial to the interests of the Instrumentholders.

“Extraordinary Resolution” has the meaning set out in Schedule 3 (Provisions for Meetings of Instrumentholders).

“Final Terms” means, in relation to a Tranche, the final terms document substantially in the form set out in the Prospectus which will be completed at or around the time of the agreement to issue each Tranche of Instruments and which will constitute final terms for the purposes of Article 5.4 of the Prospectus Directive.

“Global Instrument” means a temporary Global Instrument and/or, as the context may require, a permanent Global Instrument, a CGN or a NGN, as the context may require.

“Guarantee” means the guarantee and indemnity of the Guarantor in Clause 4A.

“holder” in relation to an Instrument, Receipt, Coupon or Talon, and “Couponholder” and “Instrumentholder” have the meanings given to them in the Conditions.

“Instruments” means the bearer debt instruments to be issued by each of the Issuers pursuant to the Dealer Agreement, constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them.

“Issuing and Paying Agent” means the person named as such in the Conditions or any Successor Issuing and Paying Agent in each case at its specified office.

“month” means a calendar month.

“NGN” means a temporary Global Instrument in the form set out in Part C of Schedule 1 or a permanent Global Instrument in the form set out in Part D of Schedule 1.

“outstanding” means, in relation to the Instruments, all the Instruments issued except (a) those that have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Instruments to the date for such redemption and any interest payable after such date) have been duly paid to the Trustee or to the Issuing and Paying Agent as provided in Clause 2 (Issue of Instruments and Covenant to Pay) and remain available for payment against presentation and surrender of Instruments, Receipts and/or Coupons, as the case may be, (c) those which have become void or in respect of which claims have become prescribed, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those mutilated or defaced Instruments which have been surrendered in exchange for replacement Instruments, (f) (for the purpose only of determining how many Instruments are outstanding and without prejudice to their status for any other purpose) those Instruments alleged to have been lost, stolen or destroyed and in respect of which replacement Instruments have been issued, and (g) any temporary Global Instrument to the extent that it shall have been exchanged for a permanent Global Instrument and any Global Instrument to the extent that it shall have been exchanged for one or more Definitive Instruments, in either case pursuant to its provisions provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Instrumentholders, (ii) the determination of how many Instruments are outstanding for the purposes of Conditions 9 and 11 and Schedule 3 (Provisions for Meetings of Instrumentholders), (iii) the exercise of any discretion, power or authority that the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Instrumentholders and (iv) the certification (where relevant) by the Trustee as to whether a Potential Event of Default is in its opinion materially prejudicial to the interests of the Instrumentholders, those Instruments which are beneficially held by or on behalf of the relevant Issuer, the Guarantor (if applicable) or any of its respective subsidiary undertakings and not cancelled shall (unless no longer so held) be deemed not to remain outstanding. Save for the purposes of the proviso herein, in the case of each NGN, the Trustee shall rely on the records of Euroclear and Clearstream, Luxembourg in relation to any determination of the nominal amount outstanding of each NGN.

“Paying Agents” means the persons (including the Issuing and Paying Agent) referred to as such in the Conditions or any Successor Paying Agents in each case at their respective specified offices.

“permanent Global Instrument” means a Global Instrument representing Instruments of one or more Tranches of the same Series, either on issue or upon exchange of a temporary Global Instrument, or part of it, and which shall be substantially in the form set out in Part B or Part D of Schedule 1, as the case may be (Form of Permanent Global Instrument).

“Potential Event of Default” means an event or circumstance that could with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 9 become an Event of Default.

“Programme Limit” means the maximum aggregate nominal amount of Instruments which may be issued and outstanding at any time under the Programme, as such limit may be increased pursuant to the Dealer Agreement.

“Prospectus” means the prospectus prepared in connection with the Programme and constituting a base prospectus in respect of each Issuer for the purposes of Article 5.4 of the Prospectus Directive, as revised, supplemented or amended from time to time by the Issuers and the Guarantor (if applicable) including any documents which are from time to time incorporated in the Prospectus by reference except that in relation to each Tranche of Instruments only the applicable Final Terms shall be deemed to be included in the Prospectus.

“Prospectus Directive” means Directive 2003/71/EC of the European Parliament and of the Council.

“Receipts” means the receipts for the payment of instalments of principal in respect of Instruments of which the principal is repayable in instalments or, as the context may require, a specific number of them and includes any replacement Receipts issued pursuant to the Conditions.

“Redemption Amount” means the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, all as defined in the Conditions.

“Series” means a series of Instruments comprising one or more Tranches, whether or not issued on the same date, that (except in respect of the first payment of interest and their issue price) have identical terms on issue and are expressed to have the same series number.

“specified office” means, in relation to a Paying Agent, the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to Instrumentholders pursuant to Clause 6.6 (Notices to Instrumentholders).

“Successor” means, in relation to an Agent such other or further person as may from time to time be appointed by any of the Issuers or the Guarantor (if applicable) as such Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Instrumentholders pursuant to Clause 6.6 (Notices to Instrumentholders).

“Successor in Business” means (a) an entity which acquires all or substantially all of the undertaking and/or assets of the relevant Issuer or the Guarantor or of a Successor in Business of such Issuer or the Guarantor; or (b) any entity into which any of the previously referred to entity is amalgamated, merged or reconstructed and is itself not the continuing company.

“Talons” mean talons for further Coupons or, as the context may require, a specific number of them and includes any replacement Talons issued pursuant to the Conditions.

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor thereto.

“temporary Global Instrument” means a Global Instrument representing Instruments of one or more Tranches of the same Series on issue and which shall be substantially in the form set out in Part A or Part C of Schedule 1, as the case may be (Form of Temporary Global Instrument).

“Tranche” means, in relation to a Series, those Instruments of that Series which are issued on the same date at the same issue price and in respect of which the first payment of interest is identical.

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees.

“Trustee Acts” means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales.

1.2	Construction of Certain References

Unless the context otherwise requires all references in this Trust Deed to:
1.2.1	the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interests in the Instruments;

1.2.2	costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect of them;

1.2.3	an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate to it;

1.2.4	the Trustee’s approval or consent shall, unless expressed otherwise, be subject to the requirement that any such approval or consent shall not be unreasonably withheld or delayed, such reasonableness to be determined by reference to acting in the interests of Instrumentholders as a whole; and

1.2.5	the appointment or employment of or delegation to any person by the Trustee shall be deemed to include a reference to, if in the opinion of the Trustee it is reasonably practicable, the prior notification of and consultation with the Issuers and the Guarantor and, in any event, the notification forthwith of such appointment, employment or delegation, as the case may be.
1.3	Headings

Headings shall be ignored in construing this Trust Deed.

1.4	Contracts

References in this Trust Deed to this Trust Deed or any other document are to this Trust Deed or those documents as amended, supplemented or replaced from time to time in relation to the Programme and include any document that amends, supplements or replaces them.

1.5	Schedules

The Schedules are part of this Trust Deed and have effect accordingly.

1.6	Alternative Clearing System

References in this Trust Deed to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the relevant Issuer and the Guarantor (if applicable), the Trustee and the Issuing and Paying Agent. In the case of NGNs, such alternative clearing system must also be authorised to hold Instruments as eligible collateral for Eurosystem monetary policy and intra-day credit operations.

1.7	Other terms

Other terms defined in the Dealer Agreement or the Conditions have the same meaning in this Trust Deed.

1.8	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed.

1.9	Amendment and Restatement

The Prior Trust Deed shall be amended and restated on the terms of this Trust Deed, such amendment and restatement to take effect from the date of this Trust Deed. Any Instruments issued on or after the date of this Trust Deed shall be constituted by, and issued pursuant to, this Trust Deed. This does not affect any Instruments issued prior to the date of this Trust Deed or any other Instrument issued on or after the date of this Trust Deed to be consolidated and form a single series with the Instruments of any series issued prior to the date of this Trust Deed. Subject to such amendment and restatement, the Prior Trust Deed shall continue in full force and effect.

2	Issue of Instruments and Covenant to Pay

2.1	Issue of Instruments

Each of the Issuers may from time to time issue Instruments in Tranches of one or more Series on a continuous basis with no minimum issue size in accordance with the Dealer Agreement. Before issuing any Tranche and not later than 3.00 p.m. (London time) on the second business day in London which for this purpose shall be a day on which commercial banks are open for general business in London preceding each proposed issue date, the relevant Issuer shall give written notice or procure that it is given to the Trustee of the proposed issue of such Tranche, specifying the details to be included in the relevant Final Terms. Upon the issue by any of the Issuers of any Instruments expressed to be constituted by this Trust Deed, such Instruments shall forthwith be constituted by this Trust Deed without any further formality and irrespective of whether or not the issue of such debt securities contravenes any covenant or other restriction in this Trust Deed or the Programme Limit.

2.2	Separate Series

The provisions of Clauses 2.3 (Covenant to Pay), 2.4 (Discharge), 2.5 (Payment after a Default) and 2.6 (Rate of Interest after a Default) and of Clauses 3 (Form of the Instruments) to 15 (Currency Indemnity) and Schedule 3 (Provisions for Meetings of Instrumentholders) (all inclusive) shall apply mutatis mutandis separately and independently to the Instruments of each Series and in such Clauses and Schedule the expressions “Instrumentholders”, “Receipts”, “Coupons”, “Couponholders” and

“Talons”, together with all other terms that relate to Instruments or their Conditions, shall be construed as referring to those of the particular Series in question and not of all Series unless expressly so provided, so that each Series shall be constituted by a separate trust pursuant to Clause 2.3 (Covenant to Pay) and that, unless expressly provided, events affecting one Series shall not affect any other.

2.3	Covenant to Pay

The relevant Issuer shall on any date when any Instruments become due to be redeemed, in whole or in part, unconditionally pay to or to the order of the Trustee in the Contractual Currency, in the case of any Contractual Currency other than euro, in the principal financial centre for the Contractual Currency and, in the case of euro, in a city in which banks have access to the TARGET System, in same day funds the Redemption Amount of the Instruments becoming due for redemption on that date together with any applicable premium and shall (subject to the Conditions and other than in respect of the Zero Coupon Instruments) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest in respect of the nominal amount of the Instruments outstanding as set out in the Conditions (subject to Clause 2.6 (Rate of Interest after a Default)) provided that (a) payment of any sum due in respect of the Instruments made to the Issuing and Paying Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Instrumentholders or Couponholders under the Conditions and (b) a payment made after the due date or as a result of the Instrument becoming repayable following an Event of Default shall be deemed to have been made when the full amount due has been received by the Issuing and Paying Agent or the Trustee and notice to that effect has been given to the Instrumentholders (if required under Clause 6.8 (Notice of Late Payment)), except to the extent that there is failure in its subsequent payment to the relevant Instrumentholders or Couponholders under the Conditions. This covenant shall only have effect each time Instruments are issued and outstanding, when the Trustee shall hold the benefit of this covenant on trust for the Instrumentholders and Couponholders of the relevant Series.

2.4	Discharge

Subject to Clause 2.5 (Payment after a Default), any payment to be made in respect of the Instruments, Receipts or the Coupons by the relevant Issuer, the Guarantor or the Trustee may be made as provided in the Conditions and any payment so made shall (subject to Clause 2.5 (Payment after a Default)) to that extent be a good discharge to such Issuer, the Guarantor or the Trustee, as the case may be (including, in the case of Instruments represented by a NGN, whether or not the corresponding entries have been made in the records of Euroclear and Clearstream, Luxembourg), except to the extent that there is failure in its subsequent payment to the relevant Instrumentholders or Couponholders under the Conditions.

2.5	Payment after a Default

At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:

2.5.1	by notice in writing to the relevant Issuer, the Guarantor (if applicable) and the Paying Agents, require the Paying Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law:
(i)	to act as Paying Agents of the Trustee under this Trust Deed and the Instruments on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Paying Agents shall be limited to the amounts for the time being held by the Trustee in respect of the Instruments on the terms of this Trust Deed) and thereafter to hold all Instruments, Receipts, Coupons and Talons and all moneys, documents and records held by them in respect of Instruments, Receipts, Coupons and Talons to the order of the Trustee; or

(ii)	to deliver all Instruments, Receipts, Coupons and Talons and all moneys, documents and records held by them in respect of the Instruments, Receipts, Coupons and Talons to the Trustee or as the Trustee directs in such notice and,
2.5.2	by notice in writing to the relevant Issuer and the Guarantor (if applicable), require such Issuer failing whom, the Guarantor (if applicable) to make all subsequent payments in respect of the Instruments, Receipts, Coupons and Talons to or to the order of the Trustee and not to the Issuing and Paying Agent and with effect from the receipt of any such notice by such Issuer and the Guarantor (if applicable), until such notice is withdrawn, the first proviso to Clause 2.3 (Covenant to Pay) shall cease to have effect.
2.6	Rate of Interest after a Default

If the Instruments bear interest at a floating or other variable rate and they become immediately payable under the Conditions following an Event of Default, the rate of interest payable in respect of them shall continue to be calculated by the Calculation Agent in accordance with the Conditions (with consequential amendments as necessary) except that the rates of interest need not be notified to Instrumentholders. The first period in respect of which interest shall be so calculable shall commence on the expiry of the Interest Period during which the Instruments become so repayable.

3	Form of the Instruments

3.1	The Global Instruments

The Instruments shall initially be represented by a temporary Global Instrument or a permanent Global Instrument in the nominal amount of the Tranche being issued. Interests in temporary Global Instruments shall be exchangeable for Definitive Instruments or interests in permanent Global Instruments as set out in each temporary Global Instrument. Interests in permanent Global Instruments shall be exchangeable for Definitive Instruments as set out in each permanent Global Instrument.

3.2	The Definitive Instruments

The Definitive Instruments, Receipts, Coupons and Talons shall be security printed in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 2. The Instruments shall be endorsed with the Conditions.

3.3	Signature

The Instruments, Receipts, Coupons and Talons shall be signed manually or in facsimile by an authorised signatory of the relevant Issuer and the Instruments shall be authenticated by or on behalf of the Issuing and Paying Agent. The relevant Issuer may use the facsimile signature of any person who at the date of this Trust Deed is such an authorised signatory even if at the time of issue of any Instruments, Receipts, Coupons or Talons he no longer holds that office. In the case of a Global Instrument which is a NGN, the Issuing and Paying Agent shall also instruct the Common Safekeeper to effectuate the same. Instruments, Receipts, Coupons and Talons so executed and authenticated (and effectuated, if applicable) shall be binding and valid obligations of the relevant Issuer. Execution in facsimile of any Instruments and any photostatic copying or other duplication of any Global Instruments (in unauthenticated form, but executed manually on behalf of the relevant Issuer as stated above) shall be binding upon such Issuer in the same manner as if such Instruments were signed manually by such signatories.

3.4	Title

The holder of any Instrument, Receipt, Coupon or Talon shall (save as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it or its theft or loss) and no person will be liable for so treating the holder.

4	Stamp Duties and Taxes

4.1	Stamp Duties

Each of the Issuers shall pay any stamp, issue, documentary or other taxes and duties payable in the United Kingdom in respect of the creation, issue and offering of the Instruments, Receipts, Coupons and Talons by it and the execution or delivery by it of this Trust Deed. Each Issuer shall also indemnify the Trustee, the Instrumentholders and the Couponholders from and against all stamp, issue, documentary or other taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be (where entitled to do so), the Instrumentholders or the Couponholders to enforce the relevant Issuer’s or (if applicable) the Guarantor’s obligations under this Trust Deed or the Instruments, Receipts, Coupons or Talons.

4.2	Change of Taxing Jurisdiction

If an Issuer or the Guarantor becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to the United Kingdom or any such authority of or in such territory then such Issuer or, as the case may be, the Guarantor shall (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of

Condition 7 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the United Kingdom of references to that other or additional territory or authority to whose taxing jurisdiction such Issuer or the Guarantor has become so subject. In such event this Trust Deed and the Instruments, Receipts, Coupons and Talons shall be read accordingly.

4A	Guarantee and Indemnity

4A.1 Guarantee

The Guarantor unconditionally and irrevocably guarantees that if National Grid Gas Finance (No 1) does not pay any sum payable by it under this Trust Deed, the Instruments, the Receipts or the Coupons by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise), the Guarantor shall pay that sum to or to the order of the Trustee, in the manner provided in Clause 2.3 (Covenant to Pay) (or if in respect of sums due under Clause 7 (Remuneration and Indemnification of the Trustee), in pounds sterling (or such other currency as may be agreed between the Issuers, the Guarantor and the Trustee from time to time) in London in immediately available funds) before close of business on that date in the city to which payment is so to be made. Clauses 2.3(a) and 2.3(b) shall apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 7 (Remuneration and Indemnification of the Trustee). All payments under the Guarantee by the Guarantor shall be made subject to Condition 6 and Clause 4.2 (Change of Taxing Jurisdiction).

4A.2 Guarantor as Principal Debtor

As between the Guarantor and the Trustee, the Instrumentholders and the Couponholders but without affecting National Grid Gas Finance (No 1)’s obligations, the Guarantor shall be liable under this Clause as if it were the sole principal debtor and not merely a surety. Accordingly, it shall not be discharged, nor shall its liability be affected, by anything that would not discharge it or affect its liability if it were the sole principal debtor (including (1) any time, indulgence, waiver or consent at any time given to National Grid Gas Finance (No 1) or any other person, (2) any amendment to any other provisions of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity, (3) the making or absence of any demand on National Grid Gas Finance (No 1) or any other person for payment, (4) the enforcement or absence of enforcement of this Trust Deed, the Instruments, the Receipts or the Coupons or of any security or other guarantee or indemnity, (5) the taking, existence or release of any security, guarantee or indemnity, (6) the dissolution, amalgamation, reconstruction or reorganisation of National Grid Gas Finance (No 1) or any other person or (7) the illegality, invalidity or unenforceability of or any defect in any provision of this Trust Deed, the Instruments, the Receipts or the Coupons or any of National Grid Gas Finance (No 1)’s obligations under any of them).

4A.3 Guarantor’s Obligations Continuing

The Guarantor’s obligations under this Trust Deed are and shall remain in full force and effect by way of continuing security until no sum remains payable under this Trust Deed, the Instruments, the Receipts or the Coupons. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise and may be enforced without first taking proceedings against National Grid Gas Finance (No 1), any other person, any security or any other guarantee or indemnity.

4A.4 Exercise of Guarantor’s Rights

So long as any sum remains payable by National Grid Gas Finance (No 1) under this Trust Deed, the Instruments, the Receipts or the Coupons:
4A.4.1	any right of the Guarantor, by reason of the performance of any of its obligations under this Clause, to be indemnified by National Grid Gas Finance (No 1) or to take the benefit of or to enforce any security or other guarantee or indemnity shall be exercised and enforced by the Guarantor only in such manner and on such terms as the Trustee may require or approve and

4A.4.2	any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right or (b) in the liquidation, dissolution, amalgamation, reconstruction, reorganisation, insolvency, winding-up or analogous proceedings relating to National Grid Gas Finance (No 1) shall be held in trust for the Trustee and immediately paid to the Trustee and the Trustee shall hold it on the trusts set out in Clause 5.1 (Declaration of Trust).
4A.5 Suspense Accounts

Any amount received or recovered by the Trustee (otherwise than as a result of a payment by National Grid Gas Finance (No 1) to the Trustee in accordance with Clause 2 (Issue of Instruments and Covenant to Pay)) in respect of any sum payable by National Grid Gas Finance (No 1) under this Trust Deed, the Instruments, the Receipts or the Coupons may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

4A.6 Avoidance of Payments

The Guarantor shall within 5 business days of demand indemnify the Trustee, each Instrumentholder and each Couponholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by National Grid Gas Finance (No 1) under this Trust Deed, any Instrument or the Receipts or Coupons relating to that Instrument and shall in any event pay to it on demand the amount as refunded by it.

4A.7 Debts of National Grid Gas Finance (No 1)

If any moneys become payable by the Guarantor under this Guarantee, National Grid Gas Finance (No 1) shall not (except in the event of the liquidation of National Grid Gas Finance (No 1)) so long as any such moneys remain unpaid, pay any moneys for the time being due from National Grid Gas Finance (No 1) to the Guarantor.

4A.8 Indemnity

As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees (1) that any sum that, although expressed to be payable by National

Grid Gas Finance (No 1) under this Trust Deed, the Instruments or the Receipts or Coupons, is for any reason (whether or not now existing and whether or not now known or becoming known to National Grid Gas Finance (No 1), the Guarantor, the Trustee or any Instrumentholder or Couponholder) not recoverable from the Guarantor on the basis of a guarantee shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it to the Trustee within 5 business days of demand and (2) as a primary obligation to indemnify the Trustee, each Instrumentholder and each Couponholder against any loss suffered by it as a result of any sum expressed to be payable by National Grid Gas Finance (No 1) under this Trust Deed, the Instruments or the Receipts or Coupons not being paid on the date and otherwise in the manner specified in this Trust Deed or any payment obligation of National Grid Gas Finance (No 1) under this Trust Deed, the Instruments, the Receipts or the Coupons being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee, any Instrumentholder or any Couponholder), the amount of that loss being the amount expressed to be payable by National Grid Gas Finance (No 1) in respect of the relevant sum.

5	Application of Moneys Received by the Trustee

5.1	Declaration of Trust

All moneys received by the Trustee in respect of the Instruments or amounts payable under this Trust Deed shall, despite any appropriation of all or part of them by the relevant Issuer or the Guarantor (if applicable), be held by the Trustee on trust to apply them (subject to Clause 5.2 (Accumulation)):
5.1.1	first, in payment of all costs, charges, expenses and liabilities reasonably incurred by the Trustee (including remuneration payable to it) in carrying out its functions under this Trust Deed;

5.1.2	secondly, in payment of any amounts owing in respect of the Instruments, Receipts or Coupons pari passu and rateably; and

5.1.3	thirdly, in payment of any balance to such Issuer for itself or, if any moneys were received from the Guarantor and to the extent of such moneys, the Guarantor.
If the Trustee holds any moneys which represent principal, premium or interest in respect of Instruments, Receipts or Coupons which have become void in accordance with the Conditions, the Trustee shall hold them on these trusts.

5.2	Accumulation

If the amount of the moneys at any time available for payment in respect of the Instruments under Clause 5.1 (Declaration of Trust) is less than 10 per cent. of the nominal amount of the Instruments then outstanding, the Trustee may, at its discretion, invest such moneys as provided in Clause 5.3 (Investment). The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the nominal amount of the Instruments then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied as specified in Clause 5.1 (Declaration of Trust).

5.3	Investment

Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere, whether or not they produce income, or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, parent or associated undertaking of the Trustee, it need only account for an amount of interest equal to the largest amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and shall not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

6	Covenants

So long as any Instrument is outstanding, each of the Issuers (in respect of itself only) and the Guarantor shall each:

6.1	Books of Account

Keep, and procure that each of its subsidiary undertakings keeps, proper books of account and, at any time after an Event of Default has occurred or if the Trustee reasonably believes that such an event has occurred, so far as permitted by applicable law, allow, and procure that each such subsidiary undertaking shall allow, the Trustee and anyone appointed by it to whom the relevant Issuer, the Guarantor (if applicable) and/or the relevant subsidiary undertaking has no reasonable objection, access to its books of account at all reasonable times during normal business hours.

6.2	Notice of Events of Default

Notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Potential Event of Default.

6.3	Information

So far as permitted by applicable law, give the Trustee such information as it reasonably requires to perform its functions.

6.4	Financial Statements etc

Send to the Trustee at the time of their issue and in the case of annual financial statements in any event within 180 days of the end of each financial year three copies in English of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or that legally or contractually should be issued, to the members or creditors (or any class of them) of the relevant Issuer, the Guarantor (if applicable) or any parent undertaking of it generally in their capacity as such.

6.5	Certificate of Directors

Send to the Trustee, within 14 days of its annual audited financial statements being made available to its members, and also within 21 days of any request by the Trustee a certificate of the relevant Issuer or, as the case may be, the Guarantor signed by a Director or the Company Secretary that, having made all reasonable enquiries, to the best of the knowledge, information and belief of such Issuer or, as the case may be, the Guarantor as at a date (the “Certification Date”) not more than five days before the date of the certificate no Event of Default or Potential Event of Default had occurred (and in the case of a Potential Event of Default was continuing) since the Certification Date of the last such certificate or (if none) the date of this Trust Deed or, if such an event had occurred (and in the case of a Potential Event of Default was continuing), giving details of it and certifying that it has complied with its obligations under this Trust Deed or, to the extent that it has failed so to comply, stating such.

6.6	Notices to Instrumentholders

Obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the Instrumentholders in accordance with Condition 14 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 any such notice which is a communication within the meaning of that section).

6.7	Further Acts

So far as permitted by applicable law, do such further things as may be necessary in the reasonable opinion of the Trustee to give effect to this Trust Deed.

6.8	Notice of Late Payment

Forthwith upon request by the Trustee (if the Trustee determines such notice is necessary) give notice to the Instrumentholders of any unconditional payment to the Issuing and Paying Agent or the Trustee of any sum due in respect of the Instruments, the Receipts or Coupons made after the due date for such payment.

6.9	Listing

If the Instruments are so listed, use all reasonable endeavours to maintain the listing of the Instruments but, if it is unable to do so, having used such endeavours, or if the maintenance of such listing is agreed by the Trustee to be unduly onerous and the Trustee is satisfied that the interests of the Instrumentholders would not by such action be materially prejudiced, instead use all reasonable endeavours to obtain and maintain a listing of the Instruments on another stock exchange approved in writing by the Trustee and subject to the requirements of the Dealer Agreement.

6.10	Change in Agents

Give at least 14 days’ prior notice to the Instrumentholders in accordance with the Conditions of any future appointment, resignation or removal of an Agent or of any change by an Agent of its specified office.

6.11	Provision of Legal Opinions

Procure the delivery of legal opinions addressed to the Trustee dated the date of such delivery, in form and content acceptable to the Trustee:

6.11.1	from Clifford Chance LLP (or such other firm of legal advisers as may be agreed between the relevant Issuer, the Guarantor (if applicable) and the Trustee) as to the laws of England before the first issue of Instruments occurring after each anniversary of this Trust Deed or, if later, 12 months after the date of delivery of the latest such legal opinion and on the date of any amendment to this Trust Deed;

6.11.2	unless the relevant Issuer has notified the Dealers and the Trustee in writing that it does not intend to issue Instruments under the Programme for the time being, from legal advisers, reasonably acceptable to the Trustee as to such law as may reasonably be requested by the Trustee and in such form and with such content as the Trustee may require, on such occasions as the Trustee so requests on the basis that the Trustee considers it prudent in view of a change (or proposed change) in (or in the interpretation or application of) any applicable law, regulation or circumstance materially affecting the relevant Issuer, the Guarantor (if applicable), the Trustee, the Instruments, the Certificates, the Receipts, the Coupons, the Talons, this Trust Deed or the Agency Agreement; and

6.11.3	on each occasion on which a legal opinion is given to any Dealer pursuant to the Dealer Agreement from the legal adviser giving such opinion.
6.12	Instruments Held by an Issuer or Guarantor etc.

Send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the relevant Issuer or, as the case may be, the Guarantor signed by any Director or the Company Secretary stating the number of Instruments held at the date of such certificate by or on behalf of such Issuer or, as the case may be, the Guarantor or their respective subsidiary undertakings.

6.13	Obligations of Agents

Comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Agents comply with and perform all their respective obligations thereunder and not make any amendment or modification to the Agency Agreement without the prior written approval of the Trustee.

6.14	Copies of Dealer Agreement

Provide the Trustee promptly with copies of all supplements and/or amendments to, and/or restatements of, the Dealer Agreement.

7	Remuneration and Indemnification of the Trustee

7.1	Normal Remuneration

So long as any Instrument is outstanding each of the Issuers (failing whom, the Guarantor, in the case of Instruments issued by National Grid Gas Finance (No 1)) shall pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration shall accrue from day to day from the date of this Trust Deed. However, if any payment to an Instrumentholder or Couponholder of moneys due in respect of any Instrument, Receipts or Coupon is improperly withheld or refused, such remuneration shall again accrue as from the date of such withholding or refusal until payment to such Instrumentholder or Couponholder is duly made.

7.2	Extra Remuneration

If an Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by an Issuer to undertake duties that they both agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, such Issuer (failing whom, the Guarantor, in the case of Instruments issued by National Grid Gas Finance (No 1)) shall pay such additional remuneration as they may agree or, failing agreement as to any of the matters in this Clause 7 (or as to such sums referred to in Clause 7.1 (Normal Remuneration)), as determined by an investment bank (acting as an expert) selected by the Trustee and approved by such Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such investment bank’s fee shall be shared equally between the Trustee and the relevant Issuer. The determination of such investment bank shall be conclusive and binding on the relevant Issuer, the Guarantor, the Trustee, the Instrumentholders and the Couponholders.

7.3	Expenses

Each of the Issuers, in respect of Instruments issued by it, (failing whom, the Guarantor, in the case of Instruments issued by National Grid Gas Finance (No 1)) shall also on demand by the Trustee pay or discharge all costs, charges, liabilities and expenses reasonably incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any United Kingdom stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings reasonably brought or contemplated by the Trustee against an Issuer or the Guarantor to enforce any provision of this Trust Deed, the Instruments, the Receipts, the Coupons or the Talons and in addition shall pay to the Trustee (if required) an amount equal to the amount of any value added tax or similar tax chargeable in respect of the Trustee’s remuneration under this Trust Deed. Such costs, charges, liabilities and expenses shall:
7.3.1	in the case of payments made by the Trustee before such demand, carry interest from the date of the demand at the rate of one per cent. per annum over the base rate of The Royal Bank of Scotland plc on the date on which the Trustee made such payments; and

7.3.2	in other cases, carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date provided that in such event no such interest shall accrue unless payment is actually made on such earlier date.
7.4	Notice of Costs

The Trustee shall wherever practicable give prior notice to the Issuers and the Guarantor of any costs, charges and expenses properly to be incurred and of payments to be made by the Trustee in the lawful exercise of its powers under this Trust Deed so as to afford each of the Issuers and the Guarantor a reasonable opportunity to meet such costs, charges and expenses itself or to put the Trustee in funds to make payment of such costs, charges and expenses. However, failure of the Trustee to give any such prior notice shall not prejudice its rights to reimbursement of such costs, charges and expenses under this Clause 7.

7.5	Indemnity

Each of the Issuers (failing whom, the Guarantor, in the case of Instruments issued by National Grid Gas Finance (No 1)) shall indemnify the Trustee in respect of all liabilities and expenses reasonably incurred by it or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or that may be made against any of them arising out of or in relation to or in connection with, its appointment or the exercise of its functions.

7.6	Continuing Effect

Clauses 7.3 (Expenses) and 7.5 (Indemnity) shall continue in full force and effect as regards the Trustee even if it no longer is Trustee.

7.7	Determination of Series

The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Instruments any costs, charge, liabilities and expenses incurred under this Trust Deed have been incurred or to allocate any such costs, charges, liabilities and expenses between the Instruments of any two or more Series.

8	Provisions Supplemental to the Trustee Acts

8.1	Advice

The Trustee may act on the opinion or advice of, or information obtained from, any expert and shall not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter or fax and the Trustee shall not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.

8.2	Trustee to Assume Performance

The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default or Potential Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that each Issuer and the Guarantor is performing all of its obligations under this Trust Deed, the Instruments, the Receipts, the Coupons and the Talons provided that the Trustee shall not be treated for any purposes as having any notice or knowledge which has been obtained by it or any officer or employee of it in some capacity other than as Trustee under this Trust Deed or in a private or confidential capacity such that it would not be proper to disclose to third parties.

8.3	Resolutions of Instrumentholders

The Trustee shall not be responsible for having acted in good faith on a resolution purporting to have been passed at a meeting of Instrumentholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Instrumentholders or Couponholders.

8.4	Certificate Signed by a Director, etc.

If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any Director or the Company Secretary of the relevant Issuer or the Guarantor (if applicable) as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and shall not be responsible for any loss occasioned by acting on such a certificate.

8.5	Deposit of Documents

The Trustee may deposit this Trust Deed and any other documents with any bank or entity whose business includes the safe custody of documents or with any lawyer or firm of lawyers believed by it to be of good repute and may pay all sums due in respect of them.

8.6	Discretion

The Trustee shall have absolute and uncontrolled discretion as to the exercise of its functions and shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise.

8.7	Agents

Whenever it considers it expedient in the interests of the Instrumentholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money). The Trustee shall not be responsible to anyone for any misconduct or omission by any such agent so employed by it or be bound to supervise the proceedings or acts of any such agent.

8.8	Delegation

Whenever it considers it expedient in the interests of the Instrumentholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions. If the Trustee exercises reasonable care in selecting such delegate, it shall not have any obligation to supervise such delegate or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default by any such delegate or sub-delegate.

8.9	Nominees

In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.

8.10	Forged Instruments

The Trustee shall not be liable to the relevant Issuer, the Guarantor (if applicable) or any Instrumentholder or Couponholder by reason of having accepted as valid or not having rejected any Instrument, Certificate, Receipt, Coupon or Talon purporting to be such and later found to be forged or not authentic.

8.11	Confidentiality

Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Instrumentholder or Couponholder any confidential financial or other information made available to the Trustee by the relevant Issuer or the Guarantor (if applicable).

8.12	Determinations Conclusive

As between itself and the Instrumentholders and Couponholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Instrumentholders and the Couponholders.

8.13	Currency Conversion

Where it is necessary or desirable to convert any sum from one currency to another, it shall (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified shall be binding on the relevant Issuer, the Guarantor (if applicable), the Instrumentholders and the Couponholders.

8.14	Payment for and Delivery of Instruments

The Trustee shall not be responsible for the receipt or application by the relevant Issuer of the proceeds of the issue of the Instruments, any exchange of Instruments or the delivery of Instruments to the persons entitled to them.

8.15	Trustee’s consent

Any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms as the Trustee thinks fit. In giving such consent the Trustee may require the Issuers to agree to such modifications or additions to this Trust Deed as the Trustee may deem expedient in the interest of the Instrumentholders.

8.16	Instruments Held by an Issuer etc.

In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 6.12 (Instruments Held by an Issuer or Guarantor etc.)) that no Instruments are for the time being held by or on behalf of the relevant Issuer, the Guarantor (if applicable) or their respective subsidiary undertakings.

8.17	Legal Opinions

The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Instruments or for checking or commenting upon the content of any such legal opinion.

8.18	Programme Limit

The Trustee shall not be concerned, and need not enquire, as to whether or not any Instruments are issued in breach of the Programme Limit.

8.19	Events of Default

The Trustee may determine whether or not an Event of Default is in its opinion capable of remedy or (in relation to Condition 9) materially prejudicial to the interests of Instrumentholders. Any such determination shall be conclusive and binding on the relevant Issuer, the Guarantor (if applicable), the Instrumentholders and the Couponholders.

9	Trustee Liable for Negligence

9.1	Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

9.2	Trustee Liability

Subject to Sections 750 and 751 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Instruments or the Paying Agency Agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Instruments or the Agency Agreement save in relation to its own gross negligence, wilful default or fraud.

10	Waiver and Proof of Default

10.1	Waiver

The Trustee may, without the consent of the Instrumentholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Instrumentholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by an Issuer or the Guarantor of this Trust Deed or the Conditions or determine that an Event of Default or Potential Event of Default shall not be treated as such provided that the Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 9. No such direction or request shall affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination shall be binding on the Instrumentholders and the Couponholders and, if the Trustee so requires, shall be notified to the Instrumentholders as soon as practicable.

10.2	Proof of Default

Proof that the relevant Issuer has failed to pay a sum due to the holder of any one Instrument, Receipt or Coupon shall (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Instruments, Receipts or Coupons which are then payable.

11	Trustee not Precluded from Entering into Contracts

The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Instrument, Receipt, Coupon, Talon or other security (or any interest therein) of any of the Issuers, the Guarantor or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

12	Modification and Substitution

12.1	Modification

The Trustee may agree without the consent of the Instrumentholders or Couponholders to any modification to this Trust Deed of a formal, minor or technical nature or to correct a manifest error. The Trustee may also so agree to any modification to this Trust Deed which is in its opinion not materially prejudicial to the interests of the Instrumentholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 2 of Schedule 3 (Provisions for Meetings of Instrumentholders). Any such modification, authorisation or waiver shall be binding on the relevant Instrumentholders and Couponholders and if the Trustee so requires, such modification shall be notified to the relevant Instrumentholders as soon as practicable.

12.2	Substitution
12.2.1	The Trustee may, without the consent of the Instrumentholders or Couponholders, agree to (a) the substitution of National Grid Gas’s Successor in Business or any subsidiary of National Grid Gas (the “Substituted Obligor”) in place of National Grid Gas, as the case may be (or of any previous substitute under this Clause 12) as the principal debtor under this Trust Deed, the Instruments, the Receipts, the Coupons and the Talons; (b) the substitution of any other company (the “Substituted Obligor”) in place of National Grid Finance (No 1) (or of any previous substitute under this Clause 12) as the principal debtor under this Trust Deed, the Instruments, the Receipts, the Coupons and the Talons; and (c) the substitution of the Guarantor’s Successor in Business or any subsidiary of the Guarantor (also a “Substituted Obligor”) in place of the Guarantor as the guarantor of Instruments issued by National Grid Gas Finance (No 1), provided that:
(i)	a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed, the Instruments, the Receipts, the Coupons and the Talons (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed, the Instruments, the Receipts, the Coupons and the Talons as the principal debtor in place of such Issuer or as the guarantor in place of the Guarantor, as the case may be;

(ii)	if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) such Issuer is subject generally (the “Issuer’s Territory”) or to which the Guarantor is subject generally (the “Guarantor’s Territory”), the Substituted Obligor shall (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 7 with the substitution for the references in that Condition to such Issuer’s Territory or the Guarantor’s Territory, as the case may be, of references to the Substituted Territory whereupon the Trust Deed, the Instruments, the Receipts, the Coupons and the Talons shall be read accordingly;

(iii)	if any two Directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of such Issuer or the Guarantor;

(iv)	such Issuer, the Guarantor and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Instrumentholders;

(v)	the Trustee is satisfied that (i) the Substituted Obligor has obtained all necessary governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor or guarantor, as the case may be, in respect of the Instruments in place of such Issuer or the Guarantor, as the case may be (or a previous substitute), (ii) all necessary governmental and regulatory approvals and consents necessary for or in connection with the assumption by the Substituted Obligor of its obligations under the Instruments and the Coupons and (iii) such approvals and consents are at the time of substitution in full force and effect; and

(vi)	a guarantee is provided in respect of the Instruments, the Receipts, the Coupons and the Talons by the relevant Issuer or the Guarantor, as the case may be (or the Successor in Business) unless the Substituted Obligor is the Successor in Business.
12.2.2	Release of Substituted Issuer: An agreement by the Trustee pursuant to this Clause 12.2 (Substitution) shall, if so expressed, release the relevant Issuer (or a previous substitute) from any or all of its obligations under this Trust Deed, the Instruments, the Receipts, the Coupons and the Talons. Notice of the substitution shall be given to the Instrumentholders within 14 days of the execution of such documents and compliance with such requirements.

12.2.3	Completion of Substitution: On completion of the formalities set out in this Clause 12.2 (Substitution), the Substituted Obligor shall be deemed to be named in this Trust Deed, the Instruments, the Receipts, the Coupons and the Talons as the principal debtor in place of the relevant Issuer (or of any previous substitute) and this Trust Deed, the Instruments, the Receipts, the Coupons and the Talons shall be deemed to be amended as necessary to give effect to the substitution.
13	Appointment, Retirement and Removal of The Trustee

13.1	Appointment

Each of the Issuers has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation shall at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee shall be notified by the relevant Issuer to the Instrumentholders in accordance with Condition 14 as soon as practicable.

13.2	Retirement and Removal

Any Trustee may retire at any time on giving at least three months’ written notice to each of the Issuers and the Guarantor without giving any reason or being responsible for any costs occasioned by such retirement and the Instrumentholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation shall not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, it shall use all reasonable endeavours to procure that another trust corporation is appointed as Trustee.

13.3	Co-Trustees

The Trustee may, despite Clause 13.1 (Appointment), by written notice to each of the Issuers and the Guarantor appoint anyone to act either as a separate Trustee in respect of any Issue or as an additional Trustee jointly with the Trustee:

13.3.1	if the Trustee considers the appointment to be in the interests of the Instrumentholders and/or the Couponholders;

13.3.2	to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

13.3.3	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.
Subject to the provisions of this Trust Deed the Trustee may, in the instrument of appointment, confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to each of the Issuers, the Guarantor and that person remove that person. At the Trustee’s request, each Issuer and the Guarantor shall forthwith do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so.

Before appointing such person to act as separate Trustee or additional Trustee the Trustee shall (unless it is not, in the opinion of the Trustee, reasonably practicable to do so) give notice to each of the Issuers and the Guarantor of its intention to make such appointment (and the reason for that) and shall give due consideration to representations made by each of the Issuers and the Guarantor concerning such appointment. Where, as a result of this provision, not all the Instruments have the same Trustee, the provisions of this Trust Deed shall apply in respect of each such Trustee as if each were named as a party to this Trust Deed.

13.4	Competence of a Majority of Trustees

If there are more than two Trustees the majority of them shall be competent to perform the Trustee’s functions provided the majority includes a trust corporation.

14	Instruments Held in Clearing Systems and Couponholders

14.1	Instruments Held in Clearing Systems

So long as any Global Instrument is held on behalf of a clearing system, in considering the interests of Instrumentholders, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Global Instrument and may consider such interests on the basis that such accountholders or participants were the holder(s) of such Global Instrument.

14.2	Reliance on Instruments Held in Clearing Systems

The Trustee and any Issuer may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof any certificate, letter of confirmation or other document issued on behalf of Euroclear or Clearstream, Luxembourg or any form of record made by any of them or such other evidence and/or information and/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Instruments represented by a Global Instrument and if the Trustee or any Issuer does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned for all purposes. Any such certificate may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Creation Online system) in accordance with its usual procedures and in which the holder of a particular nominal amount of Instruments is clearly identified together with the amount of such holding. Neither an Issuer nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

14.3	Couponholders

No notices need be given to Couponholders. They shall be deemed to have notice of the contents of any notice given to Instrumentholders. Even if it has express notice to the contrary, in exercising any of its functions by reference to the interests of the Instrumentholders, the Trustee shall assume that the holder of each Instrument is the holder of all Receipts, Coupons and Talons relating to it.

15	Currency Indemnity

15.1	Currency of Account and Payment

The Contractual Currency is the sole currency of account and payment for all sums payable by each of the Issuers or the Guarantor under or in connection with this Trust Deed, the Instruments, the Receipts and the Coupons, including damages.

15.2	Extent of Discharge

An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of any of the Issuers or the Guarantor or otherwise), by the Trustee or any Instrumentholder or Couponholder in respect of any sum expressed to be due to it from the relevant Issuer or the Guarantor, shall only discharge such Issuer or the Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

15.3	Indemnity

If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Instruments, the Receipts or the Coupons, the relevant Issuer shall indemnify it against any loss sustained by it as a result. In any event, the relevant Issuer shall indemnify the recipient against the cost of making any such purchase.

15.4	Indemnity Separate

The indemnities in this Clause 15 and in Clause 7.5 (Indemnity) constitute separate and independent obligations from the other obligations in this Trust Deed, shall give rise to a separate and independent course of action, shall apply irrespective of any indulgence granted by the Trustee and/or any Instrumentholder or Couponholder and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Instruments, the Receipts and/or the Coupons or any other judgment or order.

16	Enforcement

16.1	Trustee to enforce

Only the Trustee may enforce the rights of the Instrumentholders and Couponholders against the relevant Issuer or the Guarantor, whether the same arise under the general law, this Trust Deed, the Instruments, the Coupons or otherwise, and no Instrumentholder or Couponholder shall be entitled to proceed directly against the relevant Issuer or the Guarantor unless the Trustee, having become bound to proceed, fails to do so within a reasonable time and such failure is continuing.

16.2	Trustee’s Indemnity

The Trustee shall not be bound to take any steps to enforce the performance of any provisions of this Trust Deed, the Instruments or the Coupons unless it shall be indemnified and/or secured and/or prefunded by the Instrumentholders and/or Couponholders to its satisfaction against all proceedings, claims and demands to which it may be liable and against all costs, charges, liabilities and expenses which may be incurred by it in connection with such enforcement, including the cost of its management’s time and/or other internal resources, calculated using its normal hourly rates in force from time to time.

16.3	Legal proceedings

If the Trustee (or any Instrumentholder or Couponholder where entitled in accordance with this Trust Deed so to do) institutes legal proceedings against any of the Issuers or the Guarantor to enforce any obligations under this Trust Deed:
16.3.1	proof in such proceedings that as regards any specified Instrument such Issuer or the Guarantor, as the case may be, has made default in paying any principal or interest due to the relevant Instrumentholder shall (unless the contrary be proved) be sufficient evidence that such Issuer or the Guarantor, as the case may be, has made the same default as regards all other Instruments which are then repayable or, as the case may be, in respect of which interest is then payable; and

16.3.2	proof in such proceedings that as regards any specified Coupon such Issuer or the Guarantor, as the case may be, has made default in paying any sum due to the relevant Couponholder shall (unless the contrary be proved) be sufficient evidence that such Issuer or the Guarantor, as the case may be, has made the same default as regards all other Coupons which are then payable.
16.4	Powers additional to general powers

The powers conferred on the Trustee by this Clause 16 shall be in addition to any powers which may from time to time be vested in the Trustee by general law or as the holder of any Instruments or Coupons.

17	Communications

17.1	Method

Each communication under this Trust Deed shall be made by fax or otherwise in writing. Each communication or document to be delivered to any party under this Trust Deed shall be sent to that party at the fax number or address, and marked for the attention of the person (if any), from time to time designated by that party to each other party for the purpose of this Trust Deed. The initial telephone number, fax number, address and person so designated by the parties under this Trust Deed are set out in the Procedures Memorandum.

17.2	Deemed Receipt

Any communication from any party to any other under this Trust Deed shall be effective, (if by fax) when good receipt is confirmed by the recipient following enquiry by the sender and (if in writing) when delivered, except that a communication received outside normal business hours shall be deemed to be received on the next business day in the city in which the recipient is located.

18	Governing Law and Jurisdiction

18.1	Governing Law

This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

18.2	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with this Trust Deed, the Instruments, the Receipts, the Coupons or the Talons and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed, the Instruments, the Receipts, the Coupons or the Talons (“Proceedings”) may be brought in such courts. Each of the Issuers and the Guarantor irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. Each such submission is for the benefit of each of the Trustee, the Instrumentholders and the Couponholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

Schedule 1
Part A
Form of CGN Temporary Global Instrument
[NATIONAL GRID GAS plc/NATIONAL GRID GAS FINANCE (NO 1) plc]*
(Incorporated with limited liability in England and Wales
under the Companies Act 1985 with registered number [2006000/5895068]*)
EURO MEDIUM TERM NOTE PROGRAMME
Series No. [•]
Tranche No. [•]
[unconditionally and irrevocably guaranteed by
NATIONAL GRID GAS plc]*
TEMPORARY GLOBAL INSTRUMENT
Temporary Global Instrument No. [•]
This temporary Global Instrument is issued without Coupons in respect of the Instruments (the “Instruments”) of the Tranche and Series specified in the Second Schedule to this temporary Global Instrument of [National Grid Gas plc/National Grid Gas Finance (No 1) plc]* (the “Issuer”) [and guaranteed by National Grid Gas plc (the “Guarantor”)] **.
Interpretation and Definitions
References in this temporary Global Instrument to the “Conditions” are to the Terms and Conditions applicable to the Instruments (which are in the form set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) to the amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 18 February 2011 between, inter alios, the Issuer, [the Guarantor] and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Instrument (including the supplemental definitions and any modifications or additions set out in the Second Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Instrument shall have the meanings given to them in the Conditions or the Trust Deed. If the Second Schedule to this temporary Global Instrument specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Instrument is a “C Rules Instrument”, otherwise this temporary Global Instrument is a “D Rules Instrument”.
Aggregate Nominal Amount
The aggregate nominal amount from time to time of this temporary Global Instrument shall be an amount equal to the aggregate nominal amount of the Instruments as shall be shown by the latest entry in the fourth column of the First Schedule to this temporary Global Instrument, which shall be completed by or on behalf of the Issuing and Paying Agent upon (a) the issue of Instruments represented by this temporary Global Instrument, (b) the exchange of the whole or a part of this

*	Delete as applicable

**	Only applicable where National Grid Gas Finance (No 1) is the Issuer.

temporary Global Instrument for a corresponding interest in a permanent Global Instrument or, as the case may be, for Definitive Instruments, (c) the redemption or purchase and cancellation of Instruments represented by this temporary Global Instrument and/or (d) in the case of Partly Paid Instruments, the forfeiture of Instruments represented by this temporary Global Instrument in accordance with the Conditions relating to such Partly Paid Instruments, all as described below.
Promise to Pay
Subject as provided in this temporary Global Instrument, the Issuer, for value received, promises to pay to the bearer of this temporary Global Instrument, upon presentation and (when no further payment is due in respect of this temporary Global Instrument) surrender of this temporary Global Instrument, on the Maturity Date (or on such earlier date or, if the Maturity Date is specified to be perpetual, on such date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Instruments represented by this temporary Global Instrument and (unless this temporary Global Instrument does not bear interest) to pay interest in respect of the Instruments from the Interest Commencement Date in arrear at the rates, on the dates for payment and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Instruments together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.
Exchange
Subject as provided in the Conditions applicable to Partly Paid Instruments, on or after the first day following the expiry of 40 days after the Issue Date (the “Exchange Date”), this temporary Global Instrument may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Instrument only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Issuing and Paying Agent for interests in a permanent Global Instrument or, if so specified in the Second Schedule to this temporary Global Instrument, for Definitive Instruments in an aggregate nominal amount equal to the nominal amount of this temporary Global Instrument submitted for exchange provided that, in the case of any part of a D Rules Instrument submitted for exchange for a permanent Global Instrument or Definitive Instruments, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date.
“Certification” means the presentation to the Issuing and Paying Agent of a certificate or certificates with respect to one or more interests in this temporary Global Instrument, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 3 (Provisions for Meetings of Instrumentholders) to the Trust Deed to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 2 to the Agency Agreement with respect to it and that no contrary advice as to the contents of the certificate has been received by Euroclear or Clearstream, Luxembourg, as the case may be.
Upon the whole or a part of this temporary Global Instrument being exchanged for a permanent Global Instrument, such permanent Global Instrument shall be exchangeable in accordance with its terms for Definitive Instruments.
The Definitive Instruments, for which this temporary Global Instrument or a permanent Global Instrument may be exchangeable, shall be duly executed and authenticated, shall, in the case of Definitive Instruments, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest, and all Receipts in respect of Instalment Amounts, which have not already been paid on this temporary Global Instrument or the permanent Global Instrument, as the case may be, shall be security printed and shall be substantially in the form set out in the relevant Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Second Schedule to this temporary Global Instrument.
On any exchange of a part of this temporary Global Instrument for an equivalent interest in a permanent Global Instrument or for Definitive Instruments, as the case may be, the portion of the nominal amount of this temporary Global Instrument so exchanged shall be endorsed by or on behalf of the Issuing and Paying Agent in Part 1 of the First Schedule to this temporary Global Instrument, whereupon the nominal amount of this temporary Global Instrument shall be reduced for all purposes by the amount so exchanged and endorsed.
Benefit of Conditions
Except as otherwise specified in this temporary Global Instrument, this temporary Global Instrument is subject to the Conditions and the Trust Deed and, until the whole of this temporary Global Instrument is exchanged for equivalent interests in a permanent Global Instrument or for Definitive Instruments, as the case may be, the holder of this temporary Global Instrument shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Instrument (or the relevant part of it) or the Definitive Instruments, as the case may be, for which it may be exchanged as if such permanent Global Instrument or Definitive Instruments had been issued on the Issue Date.
Payments
No person shall be entitled to receive any payment in respect of the Instruments represented by this temporary Global Instrument which falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Instrument for exchange, delivery of (or, in the case of a subsequent exchange, due endorsement of) a permanent Global Instrument or delivery of Definitive Instruments, as the case may be, is improperly withheld or refused by or on behalf of the Issuer.
Payments due in respect of a D Rules Instrument before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Instrument with respect to which there shall have been Certification dated no earlier than such due date for payment.
Any payments which are made in respect of this temporary Global Instrument shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. If any payment in full of principal is made in respect of any Instrument represented by this temporary Global Instrument, the portion of this temporary Global Instrument representing such Instrument shall be cancelled and the amount so cancelled shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule to this temporary Global Instrument (such endorsement being prima facie evidence that the payment in question has been made) upon which the nominal amount of this temporary Global Instrument shall be reduced for all purposes by the amount so cancelled and endorsed. If any other payments are made in respect of the Instruments represented by this temporary Global Instrument, a record of each such payment shall be endorsed by or on behalf of the Issuing and Paying Agent on an additional schedule to this temporary Global Instrument (such endorsement being prima facie evidence that the payment in question has been made). Condition 6.4(v) and Condition 7(e)(i) will apply to the Definitive Instruments only.

For the purposes of any payments made in respect of this temporary Global Instrument, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 6.6 (Non-business days).
Cancellation
Cancellation of any Instrument represented by this temporary Global Instrument which is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this temporary Global Instrument representing such Instrument on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule to this temporary Global Instrument, upon which the nominal amount of this temporary Global Instrument shall be reduced for all purposes by the amount so cancelled and endorsed.
Notices
Notices required to be given in respect of the Instruments represented by this temporary Global Instrument may be given by their being delivered (so long as this temporary Global Instrument is held on behalf of Euroclear and Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this temporary Global Instrument, rather than by publication as required by the Conditions.
No provision of this temporary Global Instrument shall alter or impair the obligation of the Issuer [and the Guarantor]+ to pay the principal and premium of and interest on the Instruments when due in accordance with the Conditions [and the Guarantee]+.
This temporary Global Instrument shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.
This temporary Global Instrument and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

+	Only applicable where National Grid Gas Finance (No 1) is the Issuer.

In witness of which the Issuer has caused this temporary Global Instrument to be duly signed on its behalf.
Dated as of the Issue Date.
[NATIONAL GRID GAS plc/NATIONAL GRID GAS FINANCE (NO 1) plc]*
By:
Authorised Signatory
CERTIFICATE OF AUTHENTICATION OF THE ISSUING AND PAYING AGENT
This temporary Global Instrument is authenticated by or on behalf of the Issuing and Paying Agent.
THE BANK OF NEW YORK MELLON
as Issuing and Paying Agent
By:
Authorised Signatory
For the purposes of authentication only
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

*	Delete as applicable

The First Schedule
Nominal amount of Instruments represented by this
temporary Global Instrument
The following (i) issue of Instruments initially represented by this temporary Global Instrument, (ii) exchanges of the whole or a part of this temporary Global Instrument for interests in a permanent Global Instrument or for Definitive Instruments and/or (iii) cancellations or forfeitures of interests in this temporary Global Instrument have been made, resulting in the nominal amount of this temporary Global Instrument specified in the latest entry in the fourth column below:

Reason for
decrease in
		nominal amount	Nominal amount
	Amount of	of this	of this
	decrease in	temporary	temporary
	nominal amount	Global	Global	Notation made
	of this	Instrument	Instrument on	by or on behalf
	temporary	(exchange,	issue or	of the Issuing
	Global	cancellation or	following such	and Paying
Date	Instrument	forfeiture)	decrease	Agent
Issue Date	not applicable	not applicable

The Second Schedule
[Insert the provisions of Part A of the relevant Final Terms that relate to the Conditions or the Global Instruments as the Second Schedule]

Schedule 1
Part B
Form of CGN Permanent Global Instrument
[NATIONAL GRID GAS plc/NATIONAL GRID GAS FINANCE (NO 1) plc]*
(Incorporated with limited liability in England and Wales
under the Companies Act 1985 with registered number [2006000/5895068]*)
EURO MEDIUM TERM NOTE PROGRAMME
Series No. [•]
Tranche No. [•]
[unconditionally and irrevocably guaranteed by
NATIONAL GRID GAS plc]*
PERMANENT GLOBAL INSTRUMENT
Permanent Global Instrument No. [•]
This permanent Global Instrument is issued without Coupons in respect of the Instruments (the “Instruments”) of the Tranche(s) and Series specified in the Third Schedule to this permanent Global Instrument of [National Grid Gas plc/National Grid Gas Finance (No 1) plc]* (the “Issuer”) [and guaranteed by National Grid Gas plc (the “Guarantor”)] **.
Interpretation and Definitions
References in this permanent Global Instrument to the “Conditions” are to the Terms and Conditions applicable to the Instruments (which are in the form set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) to the amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 18 February 2011 between, inter alios, the Issuer, [the Guarantor] and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Instrument (including the supplemental definitions and any modifications or additions set out in the Third Schedule to this permanent Global Instrument), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Instrument shall have the meanings given to them in the Conditions or the Trust Deed.
Aggregate Nominal Amount
The aggregate nominal amount from time to time of this permanent Global Instrument shall be an amount equal to the aggregate nominal amount of the Instruments as shall be shown by the latest entry in the fourth column of the First Schedule to this permanent Global Instrument, which shall be completed by or on behalf of the Issuing and Paying Agent upon (a) the exchange of the whole or a part of the temporary Global Instrument initially representing the Instruments for a corresponding interest in this permanent Global Instrument (in the case of Instruments represented by a temporary Global Instrument upon issue), (b) the issue of the Instruments

*	Delete as applicable

**	Only applicable where National Grid Gas Finance (No 1) is the Issuer.

represented by this permanent Global Instrument (in the case of Instruments represented by this permanent Global Instrument upon issue), (c) the exchange of the whole or, where the limited circumstances so permit, a part of this permanent Global Instrument for Definitive Instruments, (d) the redemption or purchase and cancellation of Instruments represented by this permanent Global Instrument and/or (e) in the case of Partly Paid Instruments, the forfeiture of Instruments represented by this permanent Global Instrument in accordance with the Conditions relating to such Partly Paid Instruments, all as described below.
Promise to Pay
Subject as provided in this permanent Global Instrument, the Issuer, for value received, by this permanent Global Instrument promises to pay to the bearer of this permanent Global Instrument, upon presentation and (when no further payment is due in respect of this permanent Global Instrument) surrender of this permanent Global Instrument, on the Maturity Date (or on such earlier date or, if the Maturity Date is specified to be perpetual on such date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions), the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Instruments represented by this permanent Global Instrument and (unless this permanent Global Instrument does not bear interest) to pay interest in respect of the Instruments from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Instruments together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.
Exchange
This permanent Global Instrument is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not, except as provided in the next paragraph, in part for the Definitive Instruments if this permanent Global Instrument is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.
This permanent Global Instrument is exchangeable in part (provided, however, that if this permanent Global Instrument is held by or on behalf of Euroclear and/or Clearstream, Luxembourg, the rules of Euroclear and/or Clearstream, Luxembourg and/or Alternative Clearing System, as the case may be, so permit) if so provided, and in accordance with, the Conditions relating to Partly Paid Instruments.
“Exchange Date” means a day falling not less than 60 days, or in the case of failure to pay principal when due, 30 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and, except in the case of exchange pursuant to the first paragraph of this section above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located.
Subject as provided in the Conditions applicable to Partly Paid Instruments, any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Instrument surrendering this permanent Global Instrument or, in the case of a partial exchange, presenting it for endorsement to or to the order of the Issuing and Paying Agent. In exchange for this permanent Global Instrument, or part of this permanent Global Instrument to be exchanged, the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Instruments in an aggregate nominal amount equal to the nominal amount of this permanent Global Instrument submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest, and all Receipts in respect of Instalment Amounts, which have not already been paid on this permanent Global Instrument), security printed and substantially in the form set out in Schedule 2 to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Third Schedule to this permanent Global Instrument.
On any exchange of a part of this permanent Global Instrument the portion of the nominal amount of this permanent Global Instrument so exchanged shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule to this permanent Global Instrument, whereupon the nominal amount of this permanent Global Instrument shall be reduced for all purposes by the amount so exchanged and endorsed.
Benefit of Conditions
Except as otherwise specified in this permanent Global Instrument, this permanent Global Instrument is subject to the Conditions and the Trust Deed and, until the whole of this permanent Global Instrument is exchanged for Definitive Instruments, the holder of this permanent Global Instrument shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Instruments for which it may be exchanged and as if such Definitive Instruments had been issued on the Issue Date.
Payments
No person shall be entitled to receive any payment in respect of the Instruments represented by this permanent Global Instrument that falls due after an Exchange Date for such Instruments, unless upon due presentation of this permanent Global Instrument for exchange, delivery of Definitive Instruments is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Instruments.
Payments in respect of this permanent Global Instrument shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. A record of each such payment shall be endorsed on the First or Second Schedule to this permanent Global Instrument, as appropriate, by the Issuing and Paying Agent or by the relevant Paying Agent, for and on behalf of the Issuing and Paying Agent, which endorsement shall (until the contrary is proved) be prima facie evidence that the payment in question has been made. Condition 6.4(v) and Condition 7(e)(i) will apply to the Definitive Instruments only.
For the purposes of any payments made in respect of this permanent Global Instrument, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 6.6 (Non-business days).
Prescription
Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Instrument shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and 5 years (in the case of interest) from the appropriate Relevant Date.

Meetings
For the purposes of any meeting of Instrumentholders the holder of this permanent Global Instrument shall (unless this permanent Global Instrument represents only one Instrument) be treated as two persons for the purposes of any quorum requirements of a meeting of Instrumentholders and, at any such meeting, as having one vote in respect of each integral currency unit of the specified currency of the Instruments.
Cancellation
Cancellation of any Instrument represented by this permanent Global Instrument which is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this permanent Global Instrument representing such Instrument on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule to this permanent Global Instrument, upon which the nominal amount of this permanent Global Instrument shall be reduced for all purposes by the amount so cancelled and endorsed.
Purchase
Instruments may only be purchased by the Issuer, [the Guarantor]+ or any of [its/their respective] subsidiary undertakings if they are purchased together with the right to receive all future payments of interest and Instalment Amounts (if any) on the Instruments being purchased.
Issuer’s Options
Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Instrumentholders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Instruments drawn in the case of a partial exercise of an option and accordingly no drawing of Instruments shall be required.
Instrumentholders’ Options
Any option of the Instrumentholders provided for in the Conditions may be exercised by the holder of this permanent Global Instrument giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Instruments with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Instruments in respect of which the option has been exercised, and stating the nominal amount of Instruments in respect of which the option is exercised and at the same time presenting this permanent Global Instrument to the Issuing and Paying Agent, or to a Paying Agent acting on behalf of the Issuing and Paying Agent, for notation accordingly in the Fourth Schedule to this permanent Global Instrument.
Notices
Notices required to be given in respect of the Instruments represented by this permanent Global Instrument may be given by their being delivered (so long as this permanent Global Instrument is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such Alternative Clearing System, as the case may be, or otherwise to the holder of this permanent Global Instrument, rather than by publication as required by the Conditions.

+	Only applicable where National Grid Gas Finance (No 1) is the Issuer.

Negotiability
This permanent Global Instrument is a bearer document and negotiable and accordingly:
(a)	is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining to this permanent Global Instrument and to bind the transferee with all obligations appertaining to this permanent Global Instrument pursuant to the Conditions;
(b)	the holder of this permanent Global Instrument is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Instrument and the Issuer has waived against such holder and any previous holder of this permanent Global Instrument all rights of set-off or counterclaim which would or might otherwise be available to it in respect of the obligations evidenced by this permanent Global Instrument; and
(c)	payment upon due presentation of this permanent Global Instrument as provided in this permanent Global Instrument shall operate as a good discharge against such holder and all previous holders of this permanent Global Instrument.
No provisions of this permanent Global Instrument shall alter or impair the obligation of the Issuer [and the Guarantor]+ to pay the principal and premium of and interest on the Instruments when due in accordance with the Conditions [and the Guarantee]+.
This permanent Global Instrument shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.
This permanent Global Instrument and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

+	Only applicable where National Grid Gas Finance (No 1) is the Issuer.

In witness of which the Issuer has caused this permanent Global Instrument to be duly signed on its behalf.
Dated as of the Issue Date.
[NATIONAL GRID GAS plc/NATIONAL GRID GAS FINANCE (NO 1) plc]*
By:
Authorised Signatory
CERTIFICATE OF AUTHENTICATION OF THE ISSUING AND PAYING AGENT
This permanent Global Instrument is authenticated
by or on behalf of the Issuing and Paying Agent.
THE BANK OF NEW YORK MELLON
as Issuing and Paying Agent
By:
Authorised Signatory
For the purposes of authentication only
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

*	Delete as applicable

The First Schedule
Nominal amount of Instruments represented by
this permanent Global Instrument
The following (i) issue of Instruments initially represented by this permanent Global Instrument, (ii) exchanges of the whole or a part of a temporary Global Instrument for interests in this permanent Global Instrument or for Definitive Instruments and/or (iii) cancellations or forfeitures of interests in this permanent Global Instrument have been made, resulting in the nominal amount of this permanent Global Instrument specified in the latest entry in the fourth column below:

Reason for
increase/decrease
in nominal
amount of this
permanent Global
Instrument (initial
	Amount of	issue, exchange,	Nominal amount	Notation
	increase/decrease	cancellation,	of this permanent	made by or
	in nominal	forfeiture or	Global Instrument	on behalf of
	amount of this	payment, stating	on issue or	the Issuing
	permanent Global	amount of	following such	and Paying
Date	Instrument	payment made)	increase/decrease	Agent

The Second Schedule
Payments of Interest
The following payments of interest or Interest Amount in respect of this permanent Global Instrument have been made:

Notation made by or
on behalf of the
Issuing and Paying
Due date of payment	Date of payment	Amount of interest	Agent

The Third Schedule
[Insert the provisions of Part A of the relevant Final Terms that relate to the Conditions or the Global Instruments as the Third Schedule.]

The Fourth Schedule
Exercise of Instrumentholders’ Option
The following exercises of the option of the Instrumentholders provided for in the Conditions have been made in respect of the stated nominal amount of this permanent Global Instrument:

Nominal amount of
	this permanent		Notation made by or
	Global Instrument in	Date on which	on behalf of the
	respect of which	exercise of such	Issuing and Paying
Date of exercise	exercise is made	option is effective	Agent

Schedule 1
Part C
Form of NGN Temporary Global Instrument
[NATIONAL GRID GAS plc/NATIONAL GRID GAS FINANCE (NO 1) plc]*
(Incorporated with limited liability in England and Wales
under the Companies Act 1985 with registered number [2006000/5895068]*)
EURO MEDIUM TERM NOTE PROGRAMME
Series No. [•]
Tranche No. [•]
[unconditionally and irrevocably guaranteed by
NATIONAL GRID GAS plc]*
TEMPORARY GLOBAL INSTRUMENT
Temporary Global Instrument No. [•]
This temporary Global Instrument is issued without Coupons in respect of the Instruments (the “Instruments”) of the Tranche and Series specified in Part A of the Schedule to this temporary Global Instrument of [National Grid Gas plc/National Grid Gas Finance (No 1) plc]* (the “Issuer”) [and guaranteed by National Grid Gas plc (the “Guarantor”)]**.
Interpretation and Definitions
References in this temporary Global Instrument to the “Conditions” are to the Terms and Conditions applicable to the Instruments (which are in the form set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) to the amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 18 February 2011 between, inter alios, the Issuer, [the Guarantor]** and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Instrument (including the supplemental definitions and any modifications or additions set out in Part A of the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Instrument shall have the meanings given to them in the Conditions or the Trust Deed. If the Schedule to this temporary Global Instrument specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Instrument is a “C Rules Instrument”, otherwise this temporary Global Instrument is a “D Rules Instrument”.
Aggregate Nominal Amount
The aggregate nominal amount from time to time of this temporary Global Instrument shall be an amount equal to the aggregate nominal amount of the Instruments from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together the “relevant Clearing Systems”), which shall be completed by or on behalf of the Issuing and Paying Agent upon (a) the issue of Instruments represented by this temporary Global Instrument, (b) the exchange of the

*	Delete as applicable

**	Only applicable where National Grid Gas Finance (No 1) is the Issuer.

whole or a part of this temporary Global Instrument for a corresponding interest recorded in the records of the relevant Clearing Systems in a permanent Global Instrument or, as the case may be, for Definitive Instruments, (c) the redemption or purchase and cancellation of Instruments represented by this temporary Global Instrument and/or (d) in the case of Partly Paid Instruments, the forfeiture of Instruments represented by this temporary Global Instrument in accordance with the Conditions relating to such Partly Paid Instruments, all as described below.
The records of the relevant Clearing Systems (which expression in this temporary Global Instrument means the records that each relevant Clearing System holds for its customers which reflect the amount of such customers’ interests in the Instruments) shall be conclusive evidence of the nominal amount of the Instruments represented by this temporary Global Instrument and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Instruments represented by the temporary Global Instrument at any time shall be conclusive evidence of the records of the relevant Clearing Systems at that time.
Promise to Pay
Subject as provided in this temporary Global Instrument, the Issuer, for value received, promises to pay to the bearer of this temporary Global Instrument, upon presentation and (when no further payment is due in respect of this temporary Global Instrument) surrender of this temporary Global Instrument, on the Maturity Date (or on such earlier date or, if the Maturity Date is specified to be perpetual, on such date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Instruments represented by this temporary Global Instrument and (unless this temporary Global Instrument does not bear interest) to pay interest in respect of the Instruments from the Interest Commencement Date in arrear at the rates, on the dates for payment and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Instruments together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.
Exchange
Subject as provided in the Conditions applicable to Partly Paid Instruments, on or after the first day following the expiry of 40 days after the Issue Date (the “Exchange Date”), this temporary Global Instrument may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Instrument only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Issuing and Paying Agent for interests recorded in the records of the relevant Clearing Systems in a permanent Global Instrument or, if so specified in Part A of the Schedule to this temporary Global Instrument, for Definitive Instruments in an aggregate nominal amount equal to the nominal amount of this temporary Global Instrument submitted for exchange provided that, in the case of any part of a D Rules Instrument submitted for exchange for interests recorded in the records of the relevant Clearing Systems in a permanent Global Instrument or Definitive Instruments, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date.
“Certification” means the presentation to the Issuing and Paying Agent of a certificate or certificates with respect to one or more interests in this temporary Global Instrument, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 3 (Provisions for Meetings of Instrumentholders) to the Trust Deed to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 2 to the Trust Deed with respect to it and that no contrary advice as to the contents of the certificate has been received by Euroclear or Clearstream, Luxembourg, as the case may be.
Upon the whole or a part of this temporary Global Instrument being exchanged for a permanent Global Instrument, such permanent Global Instrument shall be exchangeable in accordance with its terms for Definitive Instruments.
The Definitive Instruments, for which this temporary Global Instrument or a permanent Global Instrument may be exchangeable, shall be duly executed and authenticated, shall, in the case of Definitive Instruments, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest, and all Receipts in respect of Instalment Amounts, which have not already been paid on this temporary Global Instrument or the permanent Global Instrument, as the case may be, shall be security printed and shall be substantially in the form set out in the relevant Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of Part A of the Schedule to this temporary Global Instrument.
On any exchange of a part of this temporary Global Instrument for an equivalent interest recorded in the records of the relevant Clearing Systems in a permanent Global Instrument or for Definitive Instruments, as the case may be, the Issuer shall procure that details of the portion of the nominal amount hereof so exchanged shall be entered pro rata in the records of the relevant Clearing Systems and upon any such entry being made, the nominal amount of the Instruments recorded in the records of the relevant Clearing Systems and represented by this temporary Global Instrument shall be reduced for all purposes by an amount equal to such portion so exchanged.
Benefit of Conditions
Except as otherwise specified in this temporary Global Instrument, this temporary Global Instrument is subject to the Conditions and the Trust Deed and, until the whole of this temporary Global Instrument is exchanged for equivalent interests in a permanent Global Instrument or for Definitive Instruments, as the case may be, the holder of this temporary Global Instrument shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Instrument (or the relevant part of it) or the Definitive Instruments, as the case may be, for which it may be exchanged as if such permanent Global Instrument or Definitive Instruments had been issued on the Issue Date.
Payments
No person shall be entitled to receive any payment in respect of the Instruments represented by this temporary Global Instrument which falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Instrument for exchange, delivery of (or, in the case of a subsequent exchange, a corresponding entry being recorded in the records of the relevant Clearing Systems) a permanent Global Instrument or delivery of Definitive Instruments, as the case may be, is improperly withheld or refused by or on behalf of the Issuer.
Payments due in respect of a D Rules Instrument before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Instrument with respect to which there shall have been Certification dated no earlier than such due date for payment.
Any payments which are made in respect of this temporary Global Instrument shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries in the records of the relevant Clearing Systems referred to herein shall not affect such discharge. If any payment in full or in part of principal or in the case of

Instalment Notes, payment of an Instalment Amount is made in respect of any Instrument represented by this temporary Global Instrument, the Issuer shall procure that details of such payment shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Instruments recorded in the records of the relevant Clearing Systems and represented by this temporary Global Instrument shall be reduced by the aggregate nominal amount of the Instruments so redeemed or by the aggregate amount of the Instalment Amount so paid. If any other payments are made in respect of the Instruments represented by this temporary Global Instrument, the Issuer shall procure that a record of each such payment shall be entered pro rata in the records of the relevant Clearing Systems). Condition 6.4(v) and Condition 7(e)(i) will apply to the Definitive Instruments only.
For the purposes of any payments made in respect of this temporary Global Instrument, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 6.6 (Non-business days).
Cancellation
On cancellation of any Instrument represented by this temporary Global Instrument which is required by the Conditions to be cancelled (other than upon its redemption), the Issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Instrument recorded in the records of the relevant Clearing Systems and represented by this temporary Global Instrument shall be reduced by the aggregate nominal amount of the Instruments so cancelled.
Notices
Notices required to be given in respect of the Instruments represented by this temporary Global Instrument may be given by their being delivered (so long as this temporary Global Instrument is held on behalf of Euroclear and Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this temporary Global Instrument, rather than by publication as required by the Conditions.
No provision of this temporary Global Instrument shall alter or impair the obligation of the Issuer [and the Guarantor]+ to pay the principal and premium of and interest on the Instruments when due in accordance with the Conditions [and the Guarantee]+.
This temporary Global Instrument shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent and effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems.
This temporary Global Instrument and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.
In witness of which the Issuer has caused this temporary Global Instrument to be duly signed on its behalf.
Dated as of the Issue Date.
[NATIONAL GRID GAS plc/NATIONAL GRID GAS FINANCE (NO 1) plc]*

+	Only applicable where National Grid Gas Finance (No 1) is the Issuer.

By:
Authorised Signatory
CERTIFICATE OF AUTHENTICATION OF THE ISSUING AND PAYING AGENT
This temporary Global Instrument is authenticated by or on behalf of the Issuing and Paying Agent.
THE BANK OF NEW YORK MELLON
as Issuing and Paying Agent
By:
Authorised Signatory
For the purposes of authentication only
Effectuation
This temporary Global Instrument
Is effectuated by
[COMMON SAFEKEEPER]
As Common Safekeeper
By:
Authorised Signatory
For the purposes of effectuation only
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

*	Delete as applicable

The Schedule
[Insert the provisions of the relevant Final Terms that relate to the Conditions or the Global Instruments as the Schedule]

Schedule 1
Part D
Form of NGN Permanent Global Instrument
[NATIONAL GRID GAS plc/NATIONAL GRID GAS FINANCE (NO 1) plc]*
(Incorporated with limited liability in England and Wales
under the Companies Act 1985 with registered number [2006000/5895068]*)
EURO MEDIUM TERM NOTE PROGRAMME
Series No. [•]
Tranche No. [•]
[unconditionally and irrevocably guaranteed by
NATIONAL GRID GAS plc]*
PERMANENT GLOBAL INSTRUMENT
Permanent Global Instrument No. [•]
This permanent Global Instrument is issued without Coupons in respect of the Instruments (the “Instruments”) of the Tranche(s) and Series specified in Part A of the Schedule to this permanent Global Instrument of [National Grid Gas plc/National Grid Gas Finance (No 1) plc]* (the “Issuer”) [and guaranteed by National Grid Gas plc (the “Guarantor”)]+ +.
Interpretation and Definitions
References in this permanent Global Instrument to the “Conditions” are to the Terms and Conditions applicable to the Instruments (which are in the form set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) to the amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 18 February 2011 between, inter alios, the Issuer, [the Guarantor]* and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Instrument (including the supplemental definitions and any modifications or additions set out in the Third Schedule to this permanent Global Instrument), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Instrument shall have the meanings given to them in the Conditions or the Trust Deed.
Aggregate Nominal Amount
The aggregate nominal amount from time to time of this permanent Global Instrument shall be an amount equal to the aggregate nominal amount of the Instruments from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together, the “relevant Clearing Systems”), which shall be completed and/or amended as the case may be upon (a) the exchange of the whole or a part of the interests recorded in the records of the relevant Clearing Systems in the temporary Global Instrument initially representing the Instruments for a corresponding interest

*	Delete as applicable

++	Only applicable where National Grid Gas Finance (No 1) is the Issuer.

in this permanent Global Instrument (in the case of Instruments represented by a temporary Global Instrument upon issue), (b) the issue of the Instruments represented by this permanent Global Instrument (in the case of Instruments represented by this permanent Global Instrument upon issue), (c) the exchange of the whole or, where the limited circumstances so permit, a part of this permanent Global Instrument for Definitive Instruments, (d) the redemption or purchase and cancellation of Instruments represented by this permanent Global Instrument and/or (e) in the case of Partly Paid Instruments, the forfeiture of Instruments represented by this permanent Global Instrument in accordance with the Conditions relating to such Partly Paid Instruments, all as described below.
The records of the relevant Clearing Systems (which expression in this permanent Global Instrument means the records that each relevant Clearing System holds for its customers which reflect the amount of such customers’ interests in the Instruments) shall be conclusive evidence of the nominal amount of the Instruments represented by this permanent Global Instrument and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Instruments represented by this permanent Global Instrument at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.
Promise to Pay
Subject as provided in this permanent Global Instrument, the Issuer, for value received, by this permanent Global Instrument promises to pay to the bearer of this permanent Global Instrument, upon presentation and (when no further payment is due in respect of this permanent Global Instrument) surrender of this permanent Global Instrument, on the Maturity Date (or on such earlier date or, if the Maturity Date is specified to be perpetual on such date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions), the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Instruments represented by this permanent Global Instrument and (unless this permanent Global Instrument does not bear interest) to pay interest in respect of the Instruments from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Instruments together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.
Exchange
This permanent Global Instrument is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not, except as provided in the next paragraph, in part for the Definitive Instruments if this permanent Global Instrument is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.
This permanent Global Instrument is exchangeable in part (provided, however, that if this permanent Global Instrument is held by or on behalf of Euroclear and/or Clearstream, Luxembourg, the rules of Euroclear and/or Clearstream, Luxembourg and/or Alternative Clearing System, as the case may be, so permit) if so provided, and in accordance with, the Conditions relating to Partly Paid Instruments.

“Exchange Date” means a day falling not less than 60 days, or in the case of failure to pay principal when due, 30 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and, except in the case of exchange pursuant to the first paragraph of this section above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located.
Subject as provided in the Conditions applicable to Partly Paid Instruments, any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Instrument surrendering this permanent Global Instrument or, in the case of a partial exchange, presenting it for endorsement to or to the order of the Issuing and Paying Agent. In exchange for this permanent Global Instrument, or part of this permanent Global Instrument to be exchanged, the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Instruments in an aggregate nominal amount equal to the nominal amount of this permanent Global Instrument submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest, and all Receipts in respect of Instalment Amounts, which have not already been paid on this permanent Global Instrument), security printed and substantially in the form set out in Schedule 2 to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Schedule to this permanent Global Instrument.
On any exchange of a part of this permanent Global Instrument the Issuer shall procure that the portion of the nominal amount of this permanent Global Instrument so exchanged shall be entered pro rata in the records of the relevant Clearing Systems and upon any such entry being made, the nominal amount of the Instruments recorded in the records of the relevant Clearing Systems and represented by this permanent Global Instrument shall be reduced by an amount equal to such portion so exchanged.
Benefit of Conditions
Except as otherwise specified in this permanent Global Instrument, the Issuer shall procure that this permanent Global Instrument is subject to the Conditions and the Trust Deed and, until the whole of this permanent Global Instrument is exchanged for Definitive Instruments, the holder of this permanent Global Instrument shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Instruments for which it may be exchanged and as if such Definitive Instruments had been issued on the Issue Date.
Payments
No person shall be entitled to receive any payment in respect of the Instruments represented by this permanent Global Instrument that falls due after an Exchange Date for such Instruments, unless upon due presentation of this permanent Global Instrument for exchange, delivery of Definitive Instruments is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Instruments.
Payments in respect of this permanent Global Instrument shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries in the records of the relevant Clearing Systems referred to herein shall not affect such discharge. The Issuer shall procure that details of each such payment shall be entered pro rata in the records of the relevant Clearing Systems and in the case of any payment of principal, or in the case of Instalment Instruments, payment of an Instalment Amount, and upon any such entry being made, the nominal amount of the Instruments recorded in the records of the relevant Clearing Systems and represented by this permanent Global Instrument shall be reduced by the aggregate nominal amount of the Instruments so redeemed or by the aggregate amount of the Instalment Amount so paid. Condition 6.4(v) and Condition 7(e)(i) will apply to the Definitive Instruments only.
For the purposes of any payments made in respect of this permanent Global Instrument, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 6.6 (Non-business days).
Prescription
Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Instrument shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and 5 years (in the case of interest) from the appropriate Relevant Date.
Meetings
For the purposes of any meeting of Instrumentholders the holder of this permanent Global Instrument shall (unless this permanent Global Instrument represents only one Instrument) be treated as two persons for the purposes of any quorum requirements of a meeting of Instrumentholders and, at any such meeting, as having one vote in respect of each integral currency unit of the specified currency of the Instruments.
Cancellation
On cancellation of any Instrument represented by this permanent Global Instrument which is required by the Conditions to be cancelled (other than upon its redemption) the Issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Instruments recorded in the records of the relevant Clearing Systems and represented by this permanent Global Instrument shall be reduced by the aggregate nominal amount of the Instruments so cancelled.
Purchase
Instruments may only be purchased by the Issuer, [the Guarantor]+ or any of [its/their respective] subsidiary undertakings if they are purchased together with the right to receive all future payments of interest and Instalment Amounts (if any) on the Instruments being purchased.
Issuer’s Options
Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Instrumentholders and the relevant Clearing Systems (or procuring that such notice is given on its behalf) within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Instruments drawn in the case of a partial exercise of an option and accordingly no drawing of Instruments shall be required. In the case of a partial exercise of an option, the rights of accountholders with a clearing system in respect of the Notes will be governed by the standard procedures of Euroclear and/or Clearstream, Luxembourg and shall be reflected in the records of

+	Only applicable where National Grid Gas Finance (No 1) is the Issuer.

Euroclear and/or Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion. Following the exercise of any such option, the Issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Instrument shall be reduced accordingly.
Instrumentholders’ Options
Any option of the Instrumentholders provided for in the Conditions may be exercised by the holder of this permanent Global Instrument giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Instruments with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Instruments in respect of which the option has been exercised, following the exercise of any such option, the Issuer shall procure that the nominal amount of the Instruments recorded in the records of the relevant Clearing Systems and represented by this permanent Global Instrument shall be reduced by the aggregate nominal amount stated in the relevant exercise notice.
Notices
Notices required to be given in respect of the Instruments represented by this permanent Global Instrument may be given by their being delivered (so long as this permanent Global Instrument is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such Alternative Clearing System, as the case may be, or otherwise to the holder of this permanent Global Instrument, rather than by publication as required by the Conditions.
Negotiability
This permanent Global Instrument is a bearer document and negotiable and accordingly:
(a)	is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining to this permanent Global Instrument and to bind the transferee with all obligations appertaining to this permanent Global Instrument pursuant to the Conditions;
(b)	the holder of this permanent Global Instrument is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Instrument and the Issuer has waived against such holder and any previous holder of this permanent Global Instrument all rights of set-off or counterclaim which would or might otherwise be available to it in respect of the obligations evidenced by this permanent Global Instrument; and
(c)	payment upon due presentation of this permanent Global Instrument as provided in this permanent Global Instrument shall operate as a good discharge against such holder and all previous holders of this permanent Global Instrument.
No provisions of this permanent Global Instrument shall alter or impair the obligation of the Issuer [and the Guarantor]+ to pay the principal and premium of and interest on the Instruments when due in accordance with the Conditions [and the Guarantee]+.

+	Only applicable where National Grid Gas Finance (No 1) is the Issuer.

This permanent Global Instrument shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent and effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.
This permanent Global Instrument and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.
In witness of which the Issuer has caused this permanent Global Instrument to be duly signed on its behalf.
Dated as of the Issue Date.
[NATIONAL GRID GAS plc/NATIONAL GRID GAS FINANCE (NO 1) plc]*
By:
Authorised Signatory
CERTIFICATE OF AUTHENTICATION OF THE ISSUING AND PAYING AGENT
This permanent Global Instrument is authenticated
by or on behalf of the Issuing and Paying Agent.
THE BANK OF NEW YORK MELLON
as Issuing and Paying Agent
By:
Authorised Signatory
For the purposes of authentication only
Effectuation
This permanent Global Instrument
is effectuated by
[COMMON SAFEKEEPER]
As Common Safekeeper
By:
Authorised Signatory
For the purposes of effectuation only.

*	Delete as applicable

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

The Schedule
[Insert the provisions Part A of the relevant Final Terms that relate to the Conditions or the Global Instruments as the Third Schedule.]

Schedule 2
Part A
Form of Definitive Instrument
On the front:

[Denomination]	[ISIN]	[Series]	[Certif. No.]
[Currency and denomination]
[NATIONAL GRID GAS plc/NATIONAL GRID GAS FINANCE (NO 1) plc]*
(Incorporated with limited liability in England and Wales
under the Companies Act 1985 with registered number [2006000/5895068]*)
EURO MEDIUM TERM NOTE PROGRAMME
Series No. [•]
[Title of issue]
[unconditionally and irrevocably guaranteed by
NATIONAL GRID GAS plc]*
This Instrument forms one of the Series of Instruments referred to above (the “Instruments”) of [National Grid Gas plc/National Grid Gas Finance (No 1) plc]* (the “Issuer”) [guaranteed by National Grid Gas plc (the “Guarantor”)]+ designated as specified in the title of this Instrument. The Instruments are subject to the Terms and Conditions (the “Conditions”) endorsed on this Instrument and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Instrument.
The Issuer, for value received, promises to pay to the bearer of this Instrument, on presentation and (when no further payment is due in respect of this Instrument) surrender of this Instrument on the Maturity Date (or on such earlier date or, if the Maturity Date is specified to be perpetual, on such date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions and (unless this Instrument does not bear interest) to pay interest from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.
This Instrument shall not become valid or obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.

*	Delete as applicable

+	Only applicable where National Grid Gas Finance (No 1) is the Issuer.

In witness of which the Issuer has caused this Instrument to be signed on its behalf.
Dated as of the Issue Date.
[NATIONAL GRID GAS plc/NATIONAL GRID GAS FINANCE (NO 1) plc]*
By:
Authorised Signatory
CERTIFICATE OF AUTHENTICATION OF THE ISSUING AND PAYING AGENT
This Definitive Instrument is authenticated
by or on behalf of the Issuing and Paying Agent.
THE BANK OF NEW YORK MELLON
as Issuing and Paying Agent
By:
Authorised Signatory
For the purposes of authentication only
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

On the back:
Terms and Conditions of the Instruments
[The Terms and Conditions which are set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) to the Trust Deed, as amended by and incorporating any additional provisions forming part of such Terms and Conditions, and set out in Part A of the relevant Final Terms shall be set out here.]

ISSUING AND PAYING AGENT
THE BANK OF NEW YORK MELLON
One Canada Square
London E14 5AL
PAYING AGENT
KBL EUROPEAN PRIVATE BANKERS S.A.
43 Boulevard Royal
L-2955 Luxembourg

Schedule 2
Part B
Terms and Conditions of the Instruments
National Grid Gas plc (“National Grid Gas”) and National Grid Gas Finance (No 1) plc (“National Grid Gas Finance (No 1)”) (each an “Issuer” and together, the “Issuers”) and National Grid Gas plc as guarantor of Instruments issued by National Grid Gas Finance (No 1) (the “Guarantor”) have established a Euro Medium Term Note Programme (the “Programme”) for the issuance of up to €10,000,000,000 in aggregate principal amount of debt instruments (the “Instruments”).

The Instruments are constituted by an Amended and Restated Trust Deed (as amended or supplemented from time to time, the “Trust Deed”) dated 18 February 2011 between the Issuers, the Guarantor and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Instrumentholders (as defined below). These terms and conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Definitive Instruments, Receipts, Coupons and Talons referred to below. An Amended and Restated Agency Agreement (as amended or supplemented from time to time, the “Agency Agreement”) dated 18 February 2011 has been entered into in relation to the Instruments between the Issuers, the Guarantor, the Trustee, The Bank of New York Mellon as initial issuing and paying agent and the other agent(s) named in it. The issuing and paying agent, the paying agent(s) and the calculation agent(s) for the time being (if any) are referred to below respectively as the “Issuing and Paying Agent”, the “Paying Agents” (which expression shall include the Issuing and Paying Agent) and the “Calculation Agent(s)”. Copies of the Trust Deed and the Agency Agreement are available for inspection during usual business hours at the registered office of the Trustee (as at 18 February 2011 at Fifth Floor, 100 Wood Street, London EC2V 7EX) and at the specified offices of the Paying Agents.

The Instrumentholders, the holders of the interest coupons (the “Coupons”) appertaining to interest bearing Instruments and, where applicable in the case of such Instruments, talons for further Coupons (the “Talons”) (the “Couponholders”) and the holders of the receipts for the payment of instalments of principal (the “Receipts”) relating to Instruments of which the principal is payable in instalments are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed (including the Guarantee) and are deemed to have notice of those provisions of the Agency Agreement applicable to them.

1	Form, Denomination and Title

The Instruments are issued in bearer form in the Specified Denomination(s) specified in the relevant Final Terms and are serially numbered. Instruments of one Specified Denomination are not exchangeable for Instruments of another Specified Denomination.

In the case of Instruments which are to be admitted to trading on a regulated market within the European Economic Area or offered to the public in a Member State of the European Economic Area in circumstances which require the publication of a prospectus under Directive 2003/71/EC (the “Prospectus Directive”), the minimum Specified Denomination shall be €100,000 (or its equivalent in any other currency as at the date of issue of the relevant Instruments).

This Instrument is a Fixed Rate Instrument, a Floating Rate Instrument, a Zero Coupon Instrument, a Perpetual Instrument, an Index Linked Interest Instrument, an Index Linked Redemption Instrument, an Instalment Instrument, a Dual Currency Instrument or a Partly Paid Instrument, a combination of any of the preceding or any other kind of Instrument, depending upon the Interest and Redemption/Payment Basis specified in the relevant Final Terms.

Instruments are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Zero Coupon Instruments in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable.

Instalment Instruments are issued with one or more Receipts attached. Title to the Instruments and the Receipts, Coupons and Talons shall pass by delivery and except as ordered by a court of competent jurisdiction or as required by law, the Issuer, the Guarantor (if applicable) and the Paying Agents shall be entitled to treat the bearer of any Instrument, Receipt, Coupon or Talon as the absolute owner of that Instrument, Receipt, Coupon or Talon, as the case may be, and shall not be required to obtain any proof of ownership as to the identity of the bearer.

In these Conditions, “Instrumentholder” means the bearer of any Instrument of one Series only of an Issuer and the Receipts relating to it, “holder” (in relation to an Instrument, Receipt, Coupon or Talon) means the bearer of any Instrument, Receipt, Coupon or Talon and capitalised terms have the meanings given to them herein, the absence of any such meaning indicating that such term is not applicable to this Instrument.
2	Status [and Guarantee]*
2.1	Status

The Instruments and the Receipts and Coupons relating to them constitute direct, unconditional and unsecured obligations of the Issuer and rank pari passu without any preference or priority among themselves. The payment obligations of the Issuer under the Instruments, Receipts and Coupons [and of the Guarantor under the Guarantee]* shall, subject to such exceptions as are from time to time applicable under the laws of England, rank equally with all other present and future unsecured obligations (other than subordinated obligations, if any) of the Issuer [and the Guarantor respectively]*.

2.2	[Guarantee

The Guarantor has unconditionally and irrevocably guaranteed the due payment of all sums expressed to be payable by the Issuer under the Trust Deed, the Instruments, Receipts and Coupons. Its obligations in that respect (the “Guarantee”) are contained in the Trust Deed.]*
3	Interest
3.1	Interest on Fixed Rate Instruments

Each Fixed Rate Instrument bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 3.2.4(f).

3.2	Interest on Floating Rate Instruments and Index Linked Interest Instruments
3.2.1	Interest Payment Dates

Each Floating Rate Instrument and Index Linked Interest Instrument bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 3.2.4(f). Such Interest Payment Date(s) is/are either specified in the relevant Final Terms as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are specified in the relevant Final Terms, Interest Payment Date shall mean each date which falls the number of months or other period shown on this Instrument as the Interest Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.
3.2.2	Business Day Convention

If any date which is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is (A) the Floating Rate Convention, such date shall be postponed to the next day which is a Business Day unless it would then fall into the next calendar month, in which event (x) such date shall be brought forward to the immediately preceding Business Day and (y) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment, (B) the Following Business Day Convention, such date shall be postponed to the next day which is a Business Day; (C) the Modified Following Business Day Convention, such date shall be postponed to the next day which is a Business Day unless it would then fall into the next calendar month, in that event such date shall be brought forward to the immediately preceding Business Day or (D) the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day.

3.2.3	Rate of Interest for Floating Rate Instruments

The Rate of Interest in respect of Floating Rate Instruments for each Interest Accrual Period shall be determined in the manner specified in the relevant Final Terms and the provisions below relating to either ISDA Determination or Screen Rate Determination shall apply, depending upon which is specified in the relevant Final Terms.
(A)	ISDA Determination for Floating Rate Instruments: Where ISDA Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate. For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Accrual Period means a rate equal to the Floating Rate which would be determined by the Calculation Agent under a Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which:
(x)	the Floating Rate Option is as specified in the relevant Final Terms;

(y)	the Designated Maturity is a period specified in the relevant Final Terms; and

(z)	the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified in the relevant Final Terms.
For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Reset Date” and “Swap Transaction” have the meanings given to those terms in the ISDA Definitions.

(B)	Screen Rate Determination for Floating Rate Instruments: Where Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent at or about the Relevant Time on the Interest Determination Date in respect of such Interest Accrual Period in accordance with the following:
(x)	if the Primary Source for Floating Rate is a Page, subject as provided below, the Rate of Interest shall be:

(a)	the Relevant Rate (where such Relevant Rate on such Page is a composite quotation or is customarily supplied by one entity); or

(b)	the arithmetic mean of the Relevant Rates of the persons whose Relevant Rates appear on that Page, in each case appearing on such Page at the Relevant Time on the Interest Determination Date;
(y)	if the Primary Source for the Floating Rate is Reference Banks or if sub-paragraph (x) (a) applies and no Relevant Rate appears on the Page at the Relevant Time on the Interest Determination Date or if sub-paragraph (x) (b) above applies and fewer than two Relevant Rates appear on the Page at the Relevant Time on the Interest Determination Date, subject as provided below, the Rate of Interest shall be the arithmetic mean of the Relevant Rates that each of the Reference Banks is quoting to leading banks in the Relevant Financial Centre at the Relevant Time on the Interest Determination Date, as determined by the Calculation Agent; and

(z)	if paragraph (y) above applies and the Calculation Agent determines that fewer than two Reference Banks are so quoting Relevant Rates, subject as provided below, the Rate of Interest shall be the arithmetic mean of the rates per annum (expressed as a percentage) that the Calculation Agent determines to be the rates (being the nearest equivalent to the Benchmark) in respect of a Representative Amount of the Specified Currency that at least two out of five leading banks selected by the Calculation Agent in the principal financial centre of the country of the Specified Currency or, if the Specified Currency is euro in those Member States of the European Union which are participating in European economic and monetary union as selected by the Calculation Agent (the “Principal Financial Centre”) are quoting at or about the Relevant Time on the date on which such banks would customarily quote such rates for a period commencing on the Effective Date for a period equivalent to the Specified Duration (I) to leading banks carrying on business in Europe, or (if the Calculation Agent determines that fewer than two of such banks are so quoting to leading banks in Europe) (II) to leading banks carrying on business in the Principal Financial Centre; except that, if fewer than two of such banks are so quoting to leading banks in the Principal Financial Centre, the Rate of Interest shall be the Rate of Interest determined on the previous Interest Determination Date (after readjustment for any difference between any Margin, Rate Multiplier or Maximum or Minimum Rate of Interest applicable to the preceding Interest Accrual Period and to the relevant Interest Accrual Period).
3.2.4	Rate of Interest for Index Linked Interest Instruments

The Rate of Interest in respect of Index Linked Interest Instruments for each Interest Accrual Period shall be determined in the manner specified in the relevant Final Terms and interest will accrue by reference to an Index or Formula as specified in the relevant Final Terms.
(a)	Zero Coupon Instruments

Where an Instrument, the Interest Basis of which is specified to be Zero Coupon, is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such

Instrument. As from the Maturity Date, the Rate of Interest for any overdue principal of such an Instrument shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as defined in Condition 5.4.1(b)).
(b)	Dual Currency Instruments

In the case of Dual Currency Instruments, if the rate or amount of interest falls to be determined by reference to a Rate of Exchange or a method of calculating a Rate of Exchange, the rate or amount of interest payable shall be determined in the manner specified in the relevant Final Terms.

(c)	Partly Paid Instruments

In the case of Partly Paid Instruments (other than Partly Paid Instruments which are Zero Coupon Instruments), interest will accrue as previously stated on the paid-up nominal amount of such Instruments and otherwise as specified in the relevant Final Terms.

(d)	Accrual of Interest

Interest shall cease to accrue on each Instrument on the due date for redemption unless, upon due presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (as well after as before judgment) at the Rate of Interest in the manner provided in this Condition 3 to the Relevant Date (as defined in Condition 7).

(e)	Margin, Maximum/Minimum Rates of Interest, Instalment Amounts and Redemption Amounts, Rate Multipliers and Rounding
(i)	If any Margin or Rate Multiplier is specified in the relevant Final Terms (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (x), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with Condition 3.2 above, by adding (if a positive number) or subtracting (if a negative number) the absolute value of such Margin or multiplying by such Rate Multiplier, subject always to the next paragraph.

(ii)	If any Maximum or Minimum Rate of Interest, Instalment Amount or Redemption Amount is specified in the relevant Final Terms, then any Rate of Interest, Instalment Amount or Redemption Amount shall be subject to such maximum or minimum, as the case may be.

(iii)	For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with halves being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes “unit” means the lowest amount of such currency which is available as legal tender in the country of such currency.
(f)	Calculations

The amount of interest payable per Calculation Amount in respect of any Instrument for any Interest Accrual Period shall be equal to the product of the Rate of Interest,

the Calculation Amount specified thereon, and the Day Count Fraction for such Interest Accrual Period, unless an Interest Amount (or a formula for its calculation) is applicable to such Interest Accrual Period, in which case the amount of interest payable per Calculation Amount in respect of such Instrument for such Interest Accrual Period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable per Calculation Amount in respect of such Interest Period shall be the sum of the Interest Amounts payable in respect of each of those Interest Accrual Periods. In respect of any other period for which interest is required to be calculated, the provisions above shall apply save that the Day Count Fraction shall be for the period for which interest is required to be calculated.
(g)	Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts and Instalment Amounts

As soon as practicable after the Relevant Time on each Interest Determination Date, or such other time on such date as the Calculation Agent may be required to calculate any rate or amount, obtain any quotation or make any determination or calculation, it shall determine such rate and calculate the Interest Amounts in respect of each Specified Denomination of the Instruments for the relevant Interest Accrual Period, calculate the Redemption Amount or Instalment Amount, obtain such quote or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Period and the relevant Interest Payment Date and, if required to be calculated, the Final Redemption Amount, Early Redemption Amount, Optional Redemption Amount or any Instalment Amount to be notified to the Trustee, the Issuer,[ the Guarantor,]* each of the Paying Agents, the Instrumentholders, any other Calculation Agent appointed in respect of the Instruments that is to make a further calculation upon receipt of such information and, if the Instruments are listed on a stock exchange and the rules of such exchange so require, such exchange as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 3.2.2, the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Trustee by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Instruments become due and payable under Condition 9, the accrued interest and the Rate of Interest payable in respect of the Instruments shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made unless the Trustee otherwise requires. The determination of any rate or amount, the obtaining of each quotation and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties.

(h)	Determination or Calculation by Trustee

If the Calculation Agent does not at any time for any reason determine or calculate the Rate of Interest for an Interest Period or any Interest Amount, Instalment Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount the Trustee shall do so (or shall appoint an agent on its behalf to do so) and such determination or calculation shall be deemed to have been made by the Calculation Agent. In doing so, the Trustee shall apply the preceding provisions of this Condition, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances.
(i)	Definitions

In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below:

“Benchmark” means LIBOR, LIBID, LIMEAN, EURIBOR or such other Benchmark as may be specified in the relevant Final Terms.

“Business Day” means:
(i)	in the case of a currency other than euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency; and/or

(ii)	in the case of euro, a day on which the TARGET System is operating (a “TARGET Business Day”); and/or

(iii)	in the case of a currency and/or one or more Business Centres as specified in the relevant Final Terms, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in such currency or, if no currency is indicated, generally in each of the Business Centres.
“Calculation Amount” means the amount specified as such in the relevant Final Terms.

“Day Count Fraction” means, in respect of the calculation of an amount of interest on any Instrument for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period, the “Calculation Period”):
(i)	if “Actual/Actual” or “Actual/Actual-ISDA” is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (i) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(ii)	if “Actual/365 (Fixed)” is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 365;

(iii)	if “Actual/360” is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 360;

(iv)	if “30/360”, “360/360” or “Bond Basis” is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 -Y1)] + [30 x (M2 -M1)]+ (D2 -D1)

360
where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30 ;

(v)	if “30E/360” or “Eurobond Basis” is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 -Y1)] + [30 x (M2 -M1)]+ (D2 -D1)

360
where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30;

(vi)	if “30E/360 (ISDA)” is specified hereon, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 -Y1)] + [30 x (M2 -M1)]+ (D2 -D1)

360
where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30; and

(vii)	if “Actual/Actual-ICMA” is specified in the relevant Final Terms,
(a)	if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the actual number of days in the Calculation Period divided by the product of (x) the actual number of days in such Determination Period and (y) the number of Determination Periods in any year; and

(b)	if the Calculation Period is longer than one Determination Period, the sum of:
(x)	the actual number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (1) the actual number of days in such Determination Period and (2) the number of Determination Periods in any year; and

(y)	the actual number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the actual number of days in such Determination Period and (2) the number of Determination Periods in any year, where:

“Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date; and

“Determination Date” means the date specified as such in the relevant Final Terms or, if none is so specified, the Interest Payment Date.
“Effective Date” means, with respect to any Floating Rate to be determined on an Interest Determination Date, the date specified as such in the relevant Final Terms or, if none is so specified, the first day of the Interest Accrual Period to which such Interest Determination Date relates.

“Euro-zone” means the region comprising of Member States of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community as amended.

“Interest Accrual Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date.

“Interest Amount” means:
(i)	in respect of an Interest Accrual Period, the amount of interest payable per Calculation Amount for that Interest Accrual Period and which, in the case of Fixed Rate Instruments, and unless otherwise specified hereon, shall mean the Fixed Coupon Amount or Broken Amount specified hereon as being payable on the Interest Payment Date ending the Interest Period of which such Interest Accrual Period forms part; and

(ii)	in respect of any other period, the amount of interest payable per Calculation Amount for that period.
“Interest Commencement Date” means the Issue Date or such other date as may be specified in the relevant Final Terms.

“Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such in the relevant Final Terms or, if none is so specified, (i) the first day of such Interest Accrual Period if the Specified Currency is Sterling or (ii) the day falling two Business Days in London prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling nor euro or (iii) the day falling two TARGET Business Days prior to the first day of such Interest Accrual Period if the Specified Currency is euro.

“Interest Payment Date” means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant Final Terms and, if a Business Day Convention is specified in the relevant Final Terms, as the same may be adjusted in accordance with the relevant Business Day Convention.

“Interest Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

“Interest Period Date” means each Interest Payment Date unless otherwise specified in the relevant Final Terms.

“ISDA Definitions” means the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., unless otherwise specified in the relevant Final Terms.

“Page” means such page, section, caption, column or other part of a particular information service (including, but not limited to, the Reuters Market 3000 (“Reuters”)) as may be specified for the purpose of providing a Relevant Rate, or such other page, section, caption, column or other part as may replace it on that information service or on such other information service, in each case as may be nominated by the person or organisation providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to that Relevant Rate.

“Rate of Interest” means the rate of interest payable from time to time in respect of this Instrument and that is either specified, or calculated in accordance with the provisions, in the relevant Final Terms.

“Redemption Amount” means, as appropriate, the Final Redemption Amount, the Early Redemption Amount (Tax), the Optional Redemption Amount (Call), the Optional Redemption Amount (Put), the Early Termination Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with the provisions of the relevant Final Terms.

“Reference Banks” means the institutions specified as such in the relevant Final Terms or, if none, five leading banks selected by the Calculation Agent in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the Benchmark (which, if EURIBOR is the relevant Benchmark, shall be Europe).

“Relevant Financial Centre” means, with respect to any Floating Rate to be determined in accordance with a Screen Rate Determination on an Interest Determination Date, the financial centre as may be specified as such in the relevant Final Terms or, if none is so specified, the financial centre with which the relevant Benchmark is most closely connected (which, in the case of EURIBOR, shall be Europe) or, if none is so connected, London.

“Relevant Rate” means the Benchmark for a Representative Amount of the Specified Currency for a period (if applicable or appropriate to the Benchmark) equal to the Specified Duration commencing on the Effective Date.

“Relevant Time” means, with respect to any Interest Determination Date, the local time in the Relevant Financial Centre specified in the relevant Final Terms or, if no time is specified, the local time in the Relevant Financial Centre at which it is customary to determine bid and offered rates in respect of deposits in the Specified Currency in the interbank market in the Relevant Financial Centre or, if no such customary local time exists, 11.00 hours in the Relevant Financial Centre and, for the purpose of this definition “local time” means, with respect to Europe as a Relevant Financial Centre, Brussels time.

“Representative Amount” means, with respect to any Floating Rate to be determined in accordance with a Screen Rate Determination on an Interest Determination Date, the amount specified as such in the relevant Final Terms or, if none is specified, an amount that is representative for a single transaction in the relevant market at the time.

“Specified Currency” means the currency specified as such in the relevant Final Terms or, if none is specified, the currency in which the Instruments are denominated.

“Specified Duration” means, with respect to any Floating Rate to be determined in accordance with a Screen Rate Determination on an Interest Determination Date, the duration specified in the relevant Final Terms or, if none is specified, a period of time equal to the relevant Interest Accrual Period, ignoring any adjustment pursuant to Condition 3.2.2.

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor to it.

(j)	Calculation Agent and Reference Banks

The Issuer[, failing whom the Guarantor,]* shall procure that there shall at all times be four Reference Banks (or such other number as may be required) with offices in the Relevant Financial Centre and one or more Calculation Agents if provision is made for them in the relevant Final Terms and for so long as any Instrument is outstanding. If any Reference Bank (acting through its relevant office) is unable or unwilling to continue to act as a Reference Bank, then the Issuer[ or the Guarantor]* shall (with the prior approval of the Trustee) appoint another Reference Bank with an office in the Relevant Financial Centre to act as such in its place. Where more than one Calculation Agent is appointed in respect of the Instruments, references in these

Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under these Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for an Interest Period or Interest Accrual Period or to calculate any Interest Amount, Instalment Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, or to comply with any other requirement, the Issuer [or the Guarantor]* shall (with the prior approval of the Trustee) appoint a leading bank or investment banking firm engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) which is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as specified in this paragraph.
4	Indexation

This Condition 4 is applicable only if the relevant Final Terms specifies the Instruments as Index Linked Instruments.

Where the RPI (as defined below) is specified as the Index or Index Figure (each as defined below) in the relevant Final Terms, the following Conditions 4.1 to 4.6 will apply:
4.1	Definitions

“Base Index Figure” means (subject to Condition 4.3(i)) the base index figure as specified in the relevant Final Terms;

“Index” or “Index Figure” means, subject as provided in Condition 4.3(i), the UK Retail Price Index (“RPI”) (for all items) published by the Office for National Statistics (January 1987 = 100) or any comparable index which may replace the RPI for the purpose of calculating the amount payable on repayment of the Reference Gilt. Any reference to the Index Figure which is specified in the relevant Final Terms as:
(i)	applicable to a particular month, shall, subject as provided in Conditions 4.3 and 4.5, be construed as a reference to the Index Figure published in the seventh month prior to that particular month and relating to the month before that of publication; or

(ii)	applicable to the first calendar day of any month shall, subject as provided in Conditions 4.3 and 4.5, be construed as a reference to the Index Figure published in the second month prior to that particular month and relating to the month before that of publication; or

(iii)	applicable to any other day in any month shall, subject as provided in Conditions 4.3 and 4.5, be calculated by linear interpolation between (x) the Index Figure applicable to the first calendar day of the month in which the day falls, calculated as specified in sub-paragraph (ii) above and (y) the Index Figure applicable to the first calendar day of the month following, calculated as specified in sub-paragraph (ii) above and rounded to the nearest fifth decimal place.
If the Index is replaced, the Issuer will describe the replacement Index in a supplement to the Prospectus;

“Index Ratio” applicable to any month or date, as the case may be, means the Index Figure applicable to such month or date, as the case may be, divided by the Base Index Figure and rounded to the nearest fifth decimal place;

“Limited Index Ratio” means (a) in respect of any month or date, as the case may be, prior to the relevant Issue Date, the Index Ratio for that month or date, as the case may be, (b) in respect of any Limited Indexation Date after the relevant Issue Date, the product of the Limited Indexation Factor for that month or date, as the case may be, and the Limited Index Ratio as previously calculated in respect of the month or date, as the case may be, twelve months prior thereto; and (c) in respect of any other month, the Limited Index Ratio as previously calculated in respect of the most recent Limited Indexation Month;

“Limited Indexation Date” means any date falling during the period specified in the relevant Final Terms for which a Limited Indexation Factor is to be calculated;

“Limited Indexation Factor” means, in respect of a Limited Indexation Month or Limited Indexation Date, as the case may be, the ratio of the Index Figure applicable to that month or date, as the case may be, divided by the Index Figure applicable to the month or date, as the case may be, twelve months prior thereto, provided that (a) if such ratio is greater than the Maximum Indexation Factor specified in the relevant Final Terms, it shall be deemed to be equal to such Maximum Indexation Factor and (b) if such ratio is less than the Minimum Indexation Factor specified in the relevant Final Terms, it shall be deemed to be equal to such Minimum Indexation Factor;

“Limited Indexation Month” means any month specified in the relevant Final Terms for which a Limited Indexation Factor is to be calculated;

“Limited Index Linked Instruments” means Index Linked Instruments to which a Maximum Indexation Factor and/or a Minimum Indexation Factor (as specified in the relevant Final Terms) applies; and

“Reference Gilt” means the Treasury Stock specified as such in the relevant Final Terms for so long as such stock is in issue, and thereafter such issue of index-linked Treasury Stock determined to be appropriate by a gilt-edged market maker or other adviser selected by the Issuer[ or the Guarantor]* (an “Indexation Adviser”).
4.2	Application of the Index Ratio

Each payment of interest and principal in respect of the Instruments shall be the amount provided in, or determined in accordance with, these Conditions, multiplied by the Index Ratio or Limited Index Ratio in the case of Limited Index Linked Instruments applicable to the month or date, as the case may be, on which such payment falls to be made and rounded in accordance with Condition 3.2.4(e).

4.3	Changes in Circumstances Affecting the Index
(i)	Change in base: If at any time and from time to time the Index is changed by the substitution of a new base therefor, then with effect from the month from and including that in which such substitution takes effect or the first date from and including that on which such substitution takes effect, as the case may be, (1) the definition of “Index” and “Index Figure” in Condition 4.1 shall be deemed to refer to the new date or month in substitution for January 1987 (or, as the case may be, to such other date or month as may have been substituted therefor), and (2) the new Base Index Figure shall be the product of the existing Base Index Figure and the Index Figure for the date on which such substitution takes effect, divided by the Index Figure for the date immediately preceding the date on which such substitution takes effect.

(ii)	Delay in publication of Index if sub-paragraph (i) of the definition of Index Figure is applicable: If the Index Figure which is normally published in the seventh month and which relates to the eighth month (the “relevant month”) before the month in which a payment is due to be made is not published on or before the fourteenth business day before the date on which such payment is due (the “date for payment”), the Index Figure applicable to the month in which the date for payment falls shall be (1) such substitute index figure (if any) as the Trustee considers (acting solely on the advice of the Indexation Adviser) to have been published by the United Kingdom Debt Management Office or the Bank of England, as the case may be, for the purposes of indexation of payments on the Reference Gilt or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by an Indexation Adviser (and approved by the Trustee (acting solely on the advice of the Indexation Adviser)) or (2) if no such determination is made by such Indexation Adviser within seven days, the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 4.3(i)) before the date for payment.
(iii)	Delay in publication of Index if sub-paragraph (ii) and/or (iii) of the definition of Index Figure is applicable: If the Index Figure relating to any month (the “calculation month”) which is required to be taken into account for the purposes of the determination of the Index Figure for any date is not published on or before the fourteenth business day before the date on which such payment is due (the “date for payment”), the Index Figure applicable for the relevant calculation month shall be (1) such substitute index figure (if any) as the Trustee considers (acting solely on the advice of the Indexation Adviser) to have been published by the United Kingdom Debt Management Office or the Bank of England, as the case may be, for the purposes of indexation of payments on the Reference Gilt or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by an Indexation Adviser (and approved by the Trustee (acting solely on the advice of the Indexation Adviser)) or (2) if no such determination is made by such Indexation Adviser within seven days, the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 4.3(i)) before the date for payment.
4.4	Application of Changes

Where the provisions of Condition 4.3(ii) or Condition 4.3(iii) apply, the determination of the Indexation Adviser as to the Index Figure applicable to the month in which the date for payment falls or the date for payment, as the case may be, shall be conclusive and binding. If, an Index Figure having been applied pursuant to Condition 4.3(ii)(2) or Condition 4.3(iii)(2), the Index Figure relating to the relevant month or relevant calculation month, as the case may be, is subsequently published while an Instrument is still outstanding, then:
(i)	in relation to a payment of principal or interest in respect of such Instrument other than upon final redemption of such Instrument, the principal or interest (as the case may be) next payable after the date of such subsequent publication shall be increased or reduced, as the case may be, by an amount equal to the shortfall or excess, as the case may be, of the amount of the relevant payment made on the basis of the Index Figure applicable by virtue of Condition 4.3(ii)(2) or Condition 4.3(iii)(2) below or above the amount of the relevant payment that would have been due if the Index Figure subsequently published had been published on or before the fourteenth business day before the date for payment; and

(ii)	in relation to a payment of principal or interest upon final redemption, no subsequent adjustment to amounts paid will be made.
4.5	Cessation of or Fundamental Changes to the Index
(i)	If (1) the Trustee and the Issuer [and the Guarantor]* have been notified by the Calculation Agent that the Index has ceased to be published or (2) any change is made to the coverage or the basic calculation of the Index which constitutes a fundamental change which would, in the opinion of (A) the Issuer be materially prejudicial to the interests of the Issuer,[ or the Guarantor]* or (B) the Trustee acting solely on the advice of an Indexation Adviser, be materially prejudicial to the interests of the Instrumentholders, the Trustee will give written notice of such occurrence to the Issuer in the case of (B), and the Issuer[, the Guarantor]* and the Trustee (acting solely on the advice of the Indexation Adviser) together shall seek to agree for the purpose of the Instruments one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer[, the Guarantor]* and the Instrumentholders in no better and no worse position than they would have been had the Index not ceased to be published or the relevant fundamental change not been made.
(ii)	If the Issuer[, the Guarantor]* and the Trustee (acting solely on the advice of the Indexation Adviser) fail to reach agreement as mentioned above within 20 business days following the giving of notice as mentioned in paragraph (i), a bank or other person in London shall be appointed by the Issuer[, the Guarantor]* and the Trustee or, failing agreement on and the making of such appointment within 20 business days following the expiry of the 20 day period referred to above, by the Trustee (acting solely on the advice of the Indexation Adviser) (in each case, such bank or other person so appointed being referred to as the “Expert”), to determine for the purpose of the Instruments one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer[, the Guarantor]* and the Instrumentholders in no better and no worse position than they would have been had the Index not ceased to be published or the relevant fundamental change not been made. Any Expert so appointed shall act as an expert and not as an arbitrator and all fees, costs and expenses of the Expert and of any Indexation Adviser and of any of the Issuer[, the Guarantor]* and the Trustee in connection with such appointment shall be borne by the Issuer[ or the Guarantor]*.

(iii)	The Index shall be adjusted or replaced by a substitute index as agreed by the Issuer[, the Guarantor]* and the Trustee (acting solely on the advice of the Indexation Adviser) or as determined by the Expert pursuant to the foregoing paragraphs, as the case may be, and references in these Conditions to the Index and to any Index Figure shall be deemed amended in such manner as the Trustee (acting solely on the advice of the Indexation Adviser)[, the Guarantor]* and the Issuer agree are appropriate to give effect to such adjustment or replacement. Such amendments shall be effective from the date of such notification and binding upon the Issuer,[ the Guarantor and]* the Trustee and the Instrumentholders, and the Issuer [and the Guarantor]* shall give notice to the Instrumentholders in accordance with Condition 14 of such amendments as promptly as practicable following such notification.
4.6	Redemption for Index Reasons

If either (i) the Index Figure for three consecutive months is required to be determined on the basis of an Index Figure previously published as provided in Condition 4.3(ii)(2) and the Trustee has been notified by the Calculation Agent that publication of the Index has ceased or (ii) notice is published by Her Majesty’s Treasury, or on its behalf, following a change in relation to the Index, offering a right of redemption to the holders of the Reference Gilt, and (in either case) no amendment or substitution of the Index shall have been advised by the Indexation Adviser to the Issuer [and the Guarantor]* and such circumstances are continuing, the Issuer may, upon giving not more than 60 nor less than 30 days’ notice to the Instrumentholders in accordance with Condition 14, redeem all, but not some only, of the Instruments at their principal amount together with interest accrued but unpaid up to and including the date of redemption (in each case adjusted in accordance with Condition 4.2).
Where HICP (as defined below) is specified as the Index or Index Level (each as defined below) in the relevant Final Terms, the following Conditions 4.7 to 4.10 will apply:
4.7	Definitions

“Base Index Level” means the base index level as specified in the relevant Final Terms;

“Index” or “Index Level” means (subject as provided in Condition 4.9) the Non-revised Index of Consumer Prices excluding tobacco or relevant Successor Index (as defined in Condition 4.9(i)),

measuring the rate of inflation in the European Monetary Union excluding tobacco, expressed as an index and published by Eurostat (the “HICP”). The first publication or announcement of a level of such index for a calculation month (as defined in Condition 4.9(i)) shall be final and conclusive and later revisions to the level for such calculation month will not be used in any calculations. Any reference to the Index Level which is specified in these Conditions as applicable to any day (“d”) in any month (“m”) shall, subject as provided in Condition 4.9, be calculated as follows:
I d = HICP m-3 +	nbd qm	x (HICP m-2 – HICP m-3)
where:

Id is the Index Level for the day d

HICP m-2 is HICP for month m-2

HICP m-3 is HICP for month m-3

nbd is the actual number of days from and excluding the first day of month m to but including day d; and

q m is the actual number of days in month m,

provided that if Condition 4.9 applies, the Index Level shall be the Substitute Index Level determined in accordance with such Condition.

If the Index is replaced, the Issuer will describe the replacement Index in a supplement to the Prospectus;

“Index Business Day” means a day on which the TARGET System is operating;

“Index Determination Date” means in respect of any date for which the Index Level is required to be determined, the fifth Index Business Day prior to such date;

“Index Ratio” applicable to any date means the Index Level applicable to the relevant Index Determination Date divided by the Base Index Level and rounded to the nearest fifth decimal place, 0.000005 being rounded upwards; and

“Related Instrument” means an inflation-linked bond selected by the Calculation Agent that is a debt obligation of one of the governments (but not any government agency) of France, Italy, Germany or Spain and which pays a coupon or redemption amount which is calculated by reference to the level of inflation in the European Monetary Union with a maturity date which falls on (a) the same day as the Maturity Date, (b) the next longest maturity date after the Maturity Date if there is no such bond maturing on the Maturity Date, or (c) the next shortest maturity before the Maturity Date if no bond defined in (a) or (b) is selected by the Calculation Agent. The Calculation Agent will select the Related Instrument from such of those inflation-linked bonds issued on or before the relevant Issue Date and, if there is more than one such inflation-linked bond maturing on the same date, the Related Instrument shall be selected by the Calculation Agent from such of those bonds. If the Related Instrument is redeemed, the Calculation Agent will select a new Related Instrument on the same basis, but selected from all eligible bonds in issue at the time the originally selected Related Instrument is redeemed (including any bond for which the redeemed originally selected Related Instrument is exchanged).

4.8	Application of the Index Ratio

Each payment of interest and principal in respect of the Instruments shall be the amount provided in, or determined in accordance with, these Conditions, multiplied by the Index Ratio applicable to the date on which such payment falls to be made and rounded in accordance with Condition 3.2.4(e).

4.9	Changes in Circumstances Affecting the Index
(i)	Delay in publication of Index:
(a)	If the Index Level relating to any month (the “calculation month”) which is required to be taken into account for the purposes of the determination of the Index Level for any date (the “Relevant Level”) has not been published or announced by the day that is five Business Days before the date on which such payment is due (the “Affected Payment Date”), the Calculation Agent shall determine a Substitute Index Level (as defined below) (in place of such Relevant Level) by using the following methodology:
(1)	if applicable, the Calculation Agent will take the same action to determine the Substitute Index Level for the Affected Payment Date as that taken by the calculation agent (or any other party performing the function of a calculation agent (whatever such party’s title)) pursuant to the terms and conditions of the Related Instrument;

(2)	if (1) above does not result in a Substitute Index Level for the Affected Payment Date for any reason, then the Calculation Agent shall determine the Substitute Index Level as follows:

Substitute Index Level = Base Level x (Latest Level / Reference Level)

where:

“Base Level” means the level of the Index (excluding any flash estimates) published or announced by Eurostat (or any successor entity which publishes such index) in respect of the month which is 12 calendar months prior to the month for which the Substitute Index Level is being determined;

“Latest Level” means the latest level of the Index (excluding any flash estimates) published or announced by Eurostat (or any successor entity which publishes such index) prior to the month in respect of which the Substitute Index Level is being calculated; and

“Reference Level” means the level of the Index (excluding any flash estimates) published or announced by Eurostat (or any successor entity which publishes such index) in respect of the month that is 12 calendar months prior to the month referred to in “Latest Level” above.
(b)	If a Relevant Level is published or announced at any time after the day that is five Business Days prior to the next Interest Payment Date, such Relevant Level will not be used in any calculations. The Substitute Index Level so determined pursuant to this Condition 4.9(i) will be the definitive level for that calculation month.
(ii)	Cessation of publication: If the Index Level has not been published or announced for two consecutive months or Eurostat announces that it will no longer continue to publish or announce the Index, then the Calculation Agent shall determine a successor index in lieu of any previously applicable Index (the “Successor Index”) by using the following methodology:
(a)	if at any time (other than after an Early Termination Event (as defined below) has been designated by the Calculation Agent pursuant to paragraph (e) below) a successor index has been designated by the calculation agent (or any other party performing the function of a calculation agent (whatever such party’s title)) pursuant to the terms and conditions of the Related Instrument, such successor index shall be designated the “Successor Index” for the purposes of all subsequent Interest

Payment Dates, notwithstanding that any other Successor Index may previously have been determined under paragraphs (b), (c) or (d) below; or
(b)	if a Successor Index has not been determined under paragraph (a) above (and there has been no designation of an Early Termination Event pursuant to paragraph (e) below), and a notice has been given or an announcement has been made by Eurostat (or any successor entity which publishes such index) specifying that the Index will be superseded by a replacement index specified by Eurostat (or any such successor), and the Calculation Agent determines that such replacement index is calculated using the same or substantially similar formula or method of calculation as used in the calculation of the previously applicable Index, such replacement index shall be the Index from the date that such replacement index comes into effect; or

(c)	if a Successor Index has not been determined under paragraphs (a) or (b) above (and there has been no designation of an Early Termination Event pursuant to paragraph (e) below), the Calculation Agent shall ask five leading independent dealers to state what the replacement index for the Index should be. If between four and five responses are received, and of those four or five responses, three or more leading independent dealers state the same index, this index will be deemed the “Successor Index”. If three responses are received, and two or more leading independent dealers state the same index, this index will be deemed the “Successor Index”. If fewer than three responses are received, the Calculation Agent will proceed to paragraph (d) below;

(d)	if no Successor Index has been determined under paragraphs (a), (b) or (c) above on or before the fifth Index Business Day prior to the next Affected Payment Date the Calculation Agent will determine an appropriate alternative index for such Affected Payment Date, and such index will be deemed the “Successor Index”;

(e)	if the Calculation Agent determines that there is no appropriate alternative index, the Issuer and the Instrumentholders shall, in conjunction with the Calculation Agent, determine an appropriate alternative index. If the Issuer and the Instrumentholders, in conjunction with the Calculation Agent, do not reach agreement on an appropriate alternative index within a period of ten Business Days, then an Early Termination Event will be deemed to have occurred and the Issuer will redeem the Instruments pursuant to Condition 4.10.
(iii)	Rebasing of the Index: If the Calculation Agent determines that the Index has been or will be rebased at any time, the Index as so rebased (the “Rebased Index”) will be used for the purposes of determining each relevant Index Level from the date of such rebasing; provided, however, that the Calculation Agent shall make such adjustments as are made by the calculation agent (or any other party performing the function of a calculation agent (whatever such party’s title)) pursuant to the terms and conditions of the Related Instrument to the levels of the Rebased Index so that the Rebased Index levels reflect the same rate of inflation as the Index before it was rebased. Any such rebasing shall not affect any prior payments made.

(iv)	Material Modification Prior to Interest Payment Date: If, on or prior to the day that is five Business Days before an Interest Payment Date, Eurostat announces that it will make a material change to the Index then the Calculation Agent shall make any such adjustments to the Index consistent with adjustments made to the Related Instrument .

(v)	Manifest Error in Publication: If, within thirty days of publication, the Calculation Agent determines that Eurostat (or any successor entity which publishes such index) has corrected the level of the Index to remedy a manifest error in its original publication, the Calculation Agent will notify the parties of (A) that correction, (B) the amount that is payable as a result of that correction and (C) take such other action as it may deem necessary to give effect to such correction.
4.10	Redemption for Index Reasons

If an Early Termination Event as described under Condition 4.9(ii)(e) is deemed to have occurred, the Issuer will, upon giving not more than 60 nor less than 30 days’ notice to the Instrumentholders in accordance with Condition 14, redeem all, but not some only, of the Instruments at their principal amount together with interest accrued but unpaid up to and including the date of redemption (in each case adjusted in accordance with Condition 4.8).
5	Redemption, Purchase and Options
5.1	Final Redemption

Unless previously redeemed, purchased and cancelled as provided below, this Instrument will be redeemed at its Final Redemption Amount (which, unless otherwise provided, is its nominal amount) on the Maturity Date specified in the relevant Final Terms provided, however, that if this Instrument is a Perpetual Instrument it will only be redeemable and repayable in accordance with the following provisions of this Condition 5.

5.2	Redemption for Taxation Reasons

If, on the occasion of the next payment in respect of the Instruments, the Issuer [(or, if the Guarantee were called, the Guarantor)]* satisfies the Trustee immediately before the giving of the notice referred to below that it would be unable to make such payment without having to pay additional amounts as described in Condition 7, and such requirement to pay such additional amounts arises by reason of a change in the laws of the United Kingdom or any political sub-division of the United Kingdom or taxing authority in the United Kingdom or any political sub-division of the United Kingdom or in the official interpretation or application of the laws of the United Kingdom or any political sub-division of the United Kingdom or in any applicable double taxation treaty or convention, which change becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Instruments, and such requirement cannot be avoided by the Issuer [(or the Guarantor, as the case may be)]* taking reasonable measures (such measures not involving any material additional payments by, or expense for, the Issuer [(or the Guarantor, as the case may be)]*), the Issuer may, at its option, on any Interest Payment Date or, if so specified in the relevant Final Terms, at any time, having given not less than 30 nor more than 45 days’ notice to the Instrumentholders in accordance with Condition 14, redeem all, but not some only, of the Instruments at their Early Redemption Amount together with interest accrued to the date of redemption, provided that the date fixed for redemption shall not be earlier than 90 days prior to the earliest date on which the Issuer [(or the Guarantor, as the case may be)]* would be obliged to pay such additional amounts or make such withholding or deduction, as the case may be, were a payment in respect of the Instruments [(or the Guarantee, as the case may be)]* then due. Prior to the publication of any notice of redemption pursuant to this Condition 5.2, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer [(or the Guarantor, as the case may be)]* stating that the requirement referred to above cannot be avoided by the Issuer [(or the Guarantor, as the case may be)]* taking reasonable measures available to it and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out above in which event it shall be conclusive and binding on Instrumentholders and Couponholders.

5.3	Purchases

The Issuer[, the Guarantor]* and any of [its/their] subsidiary undertakings may at any time purchase Instruments (provided that all unmatured Receipts and Coupons and unexchanged

Talons appertaining to them are attached or surrendered with them) in the open market or otherwise at any price.
5.4	Early Redemption
5.4.1	Zero Coupon Instruments:
(a)	The Early Redemption Amount payable in respect of any Zero Coupon Instrument, the Early Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Instrument pursuant to Condition 5.2 or upon it becoming due and payable as provided in Condition 9 shall be the Amortised Face Amount (calculated as provided below) of such Instrument unless otherwise specified in the relevant Final Terms.

(b)	Subject to the provisions of sub-paragraph (c) below, the Amortised Face Amount of any such Instrument shall be the scheduled Final Redemption Amount of such Instrument on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is specified in the relevant Final Terms, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Instruments if they were discounted back to their issue price on the Issue Date) compounded annually.

(c)	If the Early Redemption Amount payable in respect of any such Instrument, upon its redemption pursuant to Condition 5.2 or, if applicable, Condition 5.5 or 5.6 or upon it becoming due and payable as provided in Condition 9, is not paid when due, the Early Redemption Amount due and payable in respect of such Instrument shall be the Amortised Face Amount of such Instrument as defined in sub-paragraph (b) above, except that such sub-paragraph shall have effect as though the reference in that sub-paragraph to the date on which the Instrument becomes due and payable was replaced by a reference to the Relevant Date as defined in Condition 7. The calculation of the Amortised Face Amount in accordance with this sub-paragraph shall continue to be made (as well after as before judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Instrument on the Maturity Date together with any interest that may accrue in accordance with Condition 3.2.
Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction specified in the relevant Final Terms.

5.4.2	Other Instruments

The Early Redemption Amount payable in respect of any Instrument (other than Instruments described in Condition 5.4.1 above), upon redemption of such Instrument pursuant to this Condition 5.4 or upon it becoming due and payable as provided in Condition 9, shall be the Final Redemption Amount unless otherwise specified in the relevant Final Terms.
5.5	Redemption at the Option of the Issuer and Exercise of Issuer’s Options
5.5.1	Residual Holding Call Option

If (i) Residual Holding Call Option is specified in the relevant Final Terms as applicable, and (ii) if at any time the Residual Holding Percentage or more of the aggregate nominal amount of Instruments originally issued shall have been redeemed or purchased and cancelled, the Issuer shall have the option to redeem such outstanding Instruments in whole, but not in part, at their Residual Holding Redemption Amount. Unless otherwise specified in the relevant Final Terms, the Residual Holding Redemption Amount will be calculated by the Calculation Agent by discounting the outstanding nominal amount of the Instruments and the remaining interest payments (if applicable) to the Maturity Date by a rate per annum (expressed as a percentage to the nearest one hundred thousandth of a percentage point (with halves being rounded up)) equal to the Benchmark Yield, being the yield on the Benchmark Security at the close of business on the third Business Day prior to the date fixed for such redemption, plus the Benchmark Spread. Where the specified calculation is to be made for a period of less than one year, it shall be calculated using the Benchmark Day Count Fraction. The Issuer will give not less than 15 nor more than 30 days’ irrevocable notice to the Instrumentholders and the Trustee of any such redemption pursuant to this Condition 5.5.1.
5.5.2	Call Option

If Call Option is specified in the relevant Final Terms as applicable, the Issuer may, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Instrumentholders (or such other notice period as may be specified in the relevant Final Terms), redeem, or exercise any Issuer’s option in relation to, all or, if so provided, some of such Instruments on any Optional Redemption Date or Option Exercise Date, as the case may be. Any such redemption of Instruments shall be at their Optional Redemption Amount together with interest accrued to the date fixed for redemption. Any such redemption or exercise must relate to Instruments of a nominal amount at least equal to the minimum nominal amount (if any) to be redeemed specified hereon and no greater than the maximum nominal amount (if any) to be redeemed specified on this Instrument.

All Instruments in respect of which any such notice is given shall be redeemed, or the Issuer’s option shall be exercised, on the date specified in such notice in accordance with this Condition.

In the case of a partial redemption or a partial exercise of an Issuer’s option, the notice to Instrumentholders shall also contain the serial numbers of the Instruments to be redeemed, which shall have been drawn in such place as the Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws, listing authority and stock exchange requirements.
5.6	Redemption at the Option of Instrumentholders and Exercise of Instrumentholders’ Options

If Put Option is specified in the relevant Final Terms as applicable, the Issuer shall, at the option of the holder of any such Instrument, upon the holder of such Instrument giving not less than 15 nor more than 30 days’ notice to the Issuer (or such other notice period as may be specified on this Instrument) redeem such Instrument on the Optional Redemption Date(s) at its Optional Redemption Amount together with interest accrued to the date fixed for redemption.

To exercise such option or any other Instrumentholders’ option which may be set out on this Instrument (which must be exercised on an Option Exercise Date) the holder must deposit such Instrument with any Paying Agent at its specified office, together with a duly completed option exercise notice (“Exercise Notice”) in the form obtainable from any Paying Agent within the Instrumentholders’ Option Period (as specified in the relevant Final Terms). No Instrument so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Issuer.

5.7	Partly Paid Instruments

Partly Paid Instruments will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the provisions specified in the relevant Final Terms.

5.8	Redemption by Instalments

Unless previously redeemed, purchased and cancelled as provided in this Condition 5, each Instrument which provides for Instalment Dates and Instalment Amounts will be partially redeemed on each Instalment Date at the Instalment Amount specified in the relevant Final Terms. The outstanding nominal amount of each such Instrument shall be reduced by the Instalment Amount (or, if such Instalment Amount is calculated by reference to a proportion of the nominal amount of such Instrument, such proportion) for all purposes with effect from the related Instalment Date, unless payment of the Instalment Amount is improperly withheld or refused on presentation of the related Receipt, in which case, such amount shall remain outstanding until the Relevant Date relating to such Instalment Amount.

5.9	Cancellation

All Instruments redeemed pursuant to any of the foregoing provisions will be cancelled forthwith (together with all unmatured Receipts and Coupons and unexchanged Talons attached thereto). All Instruments purchased by or on behalf of the Issuer [, the Guarantor]* or any of [its/their] subsidiary undertakings may, at the option of the Issuer, be held by or may be surrendered together with all unmatured Receipts and Coupons and all unexchanged Talons attached to them to a Paying Agent for cancellation, but may not be resold and when held by the Issuer [, the Guarantor]* or any of [its/their] respective subsidiary undertakings shall not entitle the holder to vote at any meeting of Instrumentholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of Instrumentholders or for the purposes of Condition 11.
6	Payments and Talons
6.1	Payments

Payments of principal and interest in respect of Instruments will, subject as mentioned below, be made against presentation and surrender of the relevant Receipts (in the case of payments of Instalment Amounts other than on the due date for redemption and provided that the Receipt is presented for payment together with its relative Instrument), Instruments (in the case of all other payments of principal and, in the case of interest, as specified in Condition 6.5.6) or Coupons (in the case of interest, save as specified in Condition 6.5.6), as the case may be, at the specified office of any Paying Agent outside the United States by a cheque payable in the currency in which such payment is due drawn on, or, at the option of the holder, by transfer to an account denominated in that currency with, a bank in the principal financial centre for that currency; provided that in the case of euro, the transfer shall be in a city in which banks have access to the TARGET System.

6.2	Payments in the United States

Notwithstanding the above, if any Instruments are denominated in U.S. dollars, payments in respect of them may be made at the specified office of any Paying Agent in New York City in the same manner as specified above if (a) the Issuer shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Instruments in the manner provided above when due, (b) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (c) such payment is then permitted by United States law, without involving, in the opinion of the Issuer, any adverse tax consequence to the Issuer.

6.3	Payments subject to Fiscal Laws etc.

All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives, but without prejudice to the provisions of Condition 7. No commission or expenses shall be charged to the Instrumentholders or Couponholders in respect of such payments.

6.4	Appointment of Agents

The Issuing and Paying Agent, the Paying Agents and the Calculation Agent initially appointed by the Issuer [and the Guarantor]* and their respective specified offices are listed below. The Issuing and Paying Agent, the Paying Agents and the Calculation Agent act solely as agents of the Issuer [and the Guarantor]* and do not assume any obligation or relationship of agency or trust for or with any holder. The Issuer [and the Guarantor]* reserve[s] the right at any time with the approval of the Trustee to vary or terminate the appointment of the Issuing and Paying Agent, any other Paying Agent or the Calculation Agent and to appoint additional or other Paying Agents, provided that the Issuer shall at all times maintain (i) an Issuing and Paying Agent, (ii) a Paying Agent having a specified office in a continental European city, (iii) a Calculation Agent where the Conditions so require one, (iv) so long as the Instruments are listed on any stock exchange or admitted to listing by any other relevant authority, a Paying Agent having a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority and (v) to the extent that the Issuer is able to do so and not provided for by the foregoing provisions of this Condition 6.4, a Paying Agent with a specified office in a European Union Member State that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive. As used in these Conditions, the terms “Issuing and Paying Agent”, “Calculation Agent”, and “Paying Agent” include any additional or replacement Issuing and Paying Agent, Calculation Agent or Paying Agent appointed under this Condition.

In addition, the Issuer [and the Guarantor]* shall forthwith appoint a Paying Agent in New York City in respect of any Instruments denominated in U.S. dollars in the circumstances described in Condition 6.2.

Notice of any such change or any change of any specified office shall promptly be given to the Instrumentholders in accordance with Condition 14.

6.5	Unmatured Coupons and Receipts and unexchanged Talons:
6.5.1	Unless the Instrument provides that the relevant Coupons are to become void upon the due date for redemption of those Instruments, Instruments should be surrendered for payment together with all unmatured Coupons (if any) appertaining to them, failing which an amount equal to the face value of each missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon that the sum of principal so paid bears to the total principal due) will be deducted from the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, due for payment. Any amount so deducted shall be paid in the manner mentioned above against surrender of such missing Coupon within a period of 10 years from the Relevant Date for the payment of such principal (whether or not such Coupon has become void pursuant to Condition 8).

6.5.2	If the relevant Instrument so provides, upon the due date for redemption of any Instrument, unmatured Coupons relating to such Instrument (whether or not attached) shall become void and no payment shall be made in respect of them.

6.5.3	If the relevant Instrument so provides, upon the due date for redemption of any Instrument, any unexchanged Talon relating to such Instrument (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon.

6.5.4	Upon the due date for redemption of any Instrument which is redeemable in instalments, all Receipts relating to such Instrument having an Instalment Date falling on or after such due date (whether or not attached) shall become void and no payment shall be made in respect of them.

6.5.5	Where any Instrument which provides that the relevant Coupons are to become void upon the due date for redemption of those Instruments is presented for redemption without all unmatured Coupons and any unexchanged Talon relating to it, and where any Instrument is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may require.

6.5.6	If the due date for redemption of any Instrument is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Instrument. Interest accrued on an Instrument that only bears interest after its Maturity Date shall be payable on redemption of that Instrument against presentation of that Instrument.
6.6	Non-business days

If any date for payment in respect of any Instrument, Receipt or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, “business day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in the relevant place of presentation, in such jurisdictions as shall be specified as “Financial Centres” in the relevant Final Terms and:
(i)	(in the case of a payment in a currency other than euro) where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which foreign exchange transactions may be carried on in the relevant currency in the principal financial centre of the country of such currency; or

(ii)	(in the case of a payment in euro), which is a TARGET Business Day.
6.7	Talons

On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Instrument, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Paying Agent in exchange for a further Coupon sheet (but excluding any Coupons which may have become void pursuant to Condition 8).
7	Taxation

All payments of principal and interest by or on behalf of the Issuer [or the Guarantor]* in respect of the Instruments, the Receipts and the Coupons [or under the Guarantee]* will be made without withholding or deduction for or on account of, any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the United Kingdom or any political sub-division of the United Kingdom or any authority in or of the United Kingdom having power to tax, unless such withholding or deduction is compelled by law. In that event, the Issuer [or, as the case may be, the Guarantor]* will pay such additional amounts of principal and interest as will result in the payment to the Instrumentholders, Receiptholders or, as the case may be, the Couponholders of the amounts which would otherwise have been receivable in respect of the Instruments, Receipts or Coupons had no withholding or deduction been made, except that no such additional amounts shall be payable in respect of any Instrument, Receipt or Coupon presented for payment:
(a)	by or on behalf of a person who is liable to such taxes or duties in respect of such Instrument, Receipt or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of such Instrument, Receipt or Coupon; or

(b)	by or on behalf of a person who would not be liable or subject to such deduction or withholding by making a declaration of non-residence or other claim for exemption to a tax authority; or

(c)	more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to such additional amounts on presenting the same for payment on such thirtieth day; or

(d)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(e)	by or on behalf of a holder who would have been able to avoid such withholding or deduction (i) by presenting the relevant Instrument, Receipt or Coupon to another Paying Agent in a Member State of the European Union; or (ii) by satisfying any statutory or procedural requirements (including, without limitation, the provision of information).
As used in these Conditions, “Relevant Date” in respect of any Instrument, Receipt or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given to the Instrumentholders in accordance with Condition 14 that, upon further presentation of the Instrument, Receipt or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (i) “principal” shall be deemed to include any premium payable in respect of the Instruments, all Instalment Amounts, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 5 or any amendment or supplement to it, (ii) “interest” shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 3 or any amendment or supplement to it or pursuant to Condition 6 or any amendment or supplement to it and (iii) “principal” and/or “interest” shall be deemed to include any additional amounts which may be payable under this Condition or any undertaking given in addition to or in substitution for it under the Trust Deed.

8	Prescription

Instruments, Receipts and Coupons (which, for this purpose, shall not include Talons) shall be prescribed and become void unless presented for payment within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them.

9	Events of Default

If any of the following events (each an “Event of Default”) occurs and is continuing, the Trustee at its discretion may, and if so requested by the holders of at least one-quarter in nominal amount of the Instruments then outstanding or if so directed by an Extraordinary Resolution shall, give notice to the Issuer at its registered office that the Instruments are, and they shall accordingly immediately become due and repayable at their Redemption Amount together with accrued interest (if any) to the date of payment:
(a)	Non-Payment: there is default for more than 30 days in the payment of any principal or interest due in respect of the Instruments; or

(b)	Breach of Other Obligations: there is default in the performance or observance by the Issuer [or the Guarantor]* of any other obligation or provision under the Trust Deed or the Instruments (other than any obligation for the payment of any principal or interest in respect of the Instruments) which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not remedied within 90 days after notice of such default shall have been given to the Issuer [or the Guarantor]* by the Trustee; or

(c)	Winding-up: a resolution is passed, or a final order of a court in the United Kingdom is made and, where possible, not discharged or stayed within a period of 90 days, that the Issuer [or the Guarantor]* be wound up or dissolved; or

(d)	Enforcement Proceedings: attachment is made of the whole or substantially the whole of the assets or undertaking of the Issuer [or the Guarantor]* and such attachment is not released or cancelled within 90 days or an encumbrancer takes possession or an administrative or other receiver or similar officer is appointed of the whole or substantially the whole of the assets or undertaking of the Issuer [or the Guarantor]* or an administration or similar order is made in relation to the Issuer [or the Guarantor]* and such taking of possession, appointment or order is not released, discharged or cancelled within 90 days; or

(e)	Insolvency: the Issuer [or the Guarantor]* ceases to carry on all or substantially all of its business or is unable to pay its debts within the meaning of Section 123(1)(e) or Section 123(2) of the Insolvency Act 1986; or

(f)	Bankruptcy: the Issuer [or the Guarantor]* is adjudged bankrupt or insolvent by a court of competent jurisdiction in its country of incorporation, provided that in the case of paragraph (b) the Trustee shall have certified that in its opinion such event is materially prejudicial to the interests of the Instrumentholders.

Any such notice by the Trustee to the Issuer shall specify the serial number(s) of the Instrument(s) concerned.

10	Enforcement

The Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to enforce any obligation, condition or provision binding on the Issuer under the Instruments or under the Trust Deed, but shall not be bound to do so unless:
(a)	it has been so directed by an Extraordinary Resolution or in writing by the holders of at least one-quarter of the principal amount of the Instruments outstanding; and

(b)	it has been indemnified to its satisfaction.
No Instrumentholder, Receiptholder or Couponholder shall be entitled to institute proceedings directly against the Issuer unless the Trustee, having become bound to proceed as specified above, fails to do so within a reasonable time and such failure is continuing.
11	Meetings of Instrumentholders, Modifications and Substitution
11.1	Meetings of Instrumentholders

The Trust Deed contains provisions for convening meetings of Instrumentholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution (as defined in the Trust Deed) of a modification of any of these Conditions or any provisions of the Trust Deed. An Extraordinary Resolution duly passed at any such meeting shall be binding on Instrumentholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders, except that any Extraordinary Resolution proposed, inter alia, (i) to amend the dates of maturity or redemption of the Instruments, any Instalment Date or any date for payment of interest on the Instruments, (ii) to reduce or cancel the nominal amount of, or any Instalment Amount of, or any premium payable on redemption of, the Instruments, (iii) to reduce the rate or rates of interest in respect of the Instruments or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Instruments, (iv) if a Minimum and/or a Maximum Rate of Interest is shown on the face of the Instrument, to reduce any such Minimum and/or Maximum Rate of Interest, (v) to vary any method of calculating the Final Redemption Amount, the Early Redemption Amount or the Optional Redemption Amount, (vi) to take any steps that as specified in this Instrument may only be taken following approval by an Extraordinary Resolution to which the special quorum provisions apply [,or] (vii) to modify the provisions concerning the quorum required at any meeting of Instrumentholders or the majority required to pass the Extraordinary Resolution [or (viii) to modify or cancel the Guarantee]* will only be binding if passed at a meeting of the Instrumentholders (or at any adjournment of that meeting) at which a special quorum (as defined in the Trust Deed) is present. A resolution in writing signed by the holders of not less than 95 per cent. in nominal amount of the Instruments will be binding on all Instrumentholders and Couponholders. The Issuer may convene a meeting of Instrumentholders jointly with the holders of all other instruments issued pursuant to the Agency Agreement and not forming a single series with the Instruments to which meeting the provisions referred to above apply as if all such instruments formed part of the same series, provided that the proposals to be considered at such meeting affect the rights of the holders of the instruments of each series attending the meeting in identical respects (save insofar as the Conditions applicable to each such series are not identical).
11.2	Modification of the Trust Deed

The Trustee may agree, without the consent of the Instrumentholders or Couponholders, to (i) any modification of any of the provisions of the Trust Deed that is of a formal, minor or technical nature or is made to correct a manifest error, and (ii) any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed that is in the opinion of the Trustee not materially prejudicial to the interests of the Instrumentholders. Any such modification, authorisation or waiver shall be binding on the Instrumentholders and the Couponholders and, if the Trustee so requires, such modification shall be notified to the Instrumentholders as soon as practicable.

11.3	Substitution

The Trust Deed contains provisions permitting the Trustee to agree, subject to such amendment of the Trust Deed and such other conditions as the Trustee may require, but without the consent of the Instrumentholders or the Couponholders, to the substitution of [a Successor in Business (as defined in the Trust Deed) or any subsidiary/any other company]± in place of the Issuer or of any previous substituted company, as principal debtor under the Trust Deed and the Instruments [and the substitution of the Guarantor’s Successor in Business (as defined in the Trust Deed) or any subsidiary of the Guarantor in place of the Guarantor]*. In the case of such a substitution the Trustee may agree, without the consent of the Instrumentholders or the Couponholders, to a change of the law governing the Instruments, the Receipts, the Coupons, the Talons and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Instrumentholders.

11.4	Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Instrumentholders as a class and shall not have regard to the consequences of such exercise for individual Instrumentholders or

±	Where National Grid Gas plc is the Issuer, delete the text “any other company”. Where National Grid Gas Finance (No 1) is the Issuer, delete the text “a Successor in Business (as defined in the Trust Deed) or any subsidiary”.

Couponholders and the Trustee shall not be entitled to require, nor shall any Instrumentholder or Couponholder be entitled to claim, from the Issuer [or the Guarantor]* any indemnification or payment in respect of any tax consequence of any such exercise upon individual Instrumentholders or Couponholders.
12	Replacement of Instruments, Receipts, Coupons and Talons

If an Instrument, Receipt, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, listing authority and stock exchange regulations, at the specified office of such other Paying Agent as may from time to time be designated by the Issuer[ or the Guarantor]* for the purpose and notice of whose designation is given to Instrumentholders in accordance with Condition 14 on payment by the claimant of the fees and costs incurred in connection with that replacement and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Instrument, Receipt, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Issuer[ or the Guarantor]* on demand the amount payable by the Issuer[ or the Guarantor]* in respect of such Instruments, Receipts, Coupons or further Coupons) and otherwise as the Issuer[ or the Guarantor]* may require. Mutilated or defaced Instruments, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

13	Further Issues

The Issuer may from time to time without the consent of the Instrumentholders or Couponholders create and issue further instruments having the same terms and conditions as the Instruments and so that such further issue shall be consolidated and form a single series with such Instruments. References in these Conditions to the Instruments include (unless the context requires otherwise) any other instruments issued pursuant to this Condition and forming a single series with the Instruments. Any such further instruments forming a single series with Instruments constituted by the Trust Deed or any deed supplemental to it shall, and any other instruments may (with the consent of the Trustee), be constituted by the Trust Deed.

The Trust Deed contains provisions for convening a single meeting of the Instrumentholders and the holders of instruments of other series if the Trustee so decides.

14	Notices

All notices to the Instrumentholders will be valid if published in a daily English language newspaper of general circulation in the United Kingdom (which is expected to be the Financial Times). If in the opinion of the Trustee any such publication is not practicable, notice shall be validly given if published in another leading daily English language newspaper with general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made, as provided above.

Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Instruments in accordance with this Condition.

15	Indemnification of Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from any obligation to take proceedings to enforce repayment unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer[, the Guarantor]* or any of [its/their] subsidiary undertakings, parent undertakings, joint ventures or associated undertakings without accounting for any profit resulting from these transactions and to act as trustee for the holders of any other securities issued by the Issuer or any of its subsidiary undertakings, parent undertakings, joint ventures or associated undertakings.

16	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Instruments under the Contracts (Rights of Third Parties) Act 1999.

17	Governing Law and Jurisdiction
(a)	The Instruments and any non-contractual obligations arising out of or in connection with them shall be governed by, and construed in accordance with, English law.

(b)	The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising from or connected with the Instruments.

(c)	[Each of the]* /[The] Issuer[, and the Guarantor]* agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

(d)	Nothing in this Condition 17 prevents the Trustee or any Instrumentholder from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Trustee or Instrumentholders may take concurrent Proceedings in any number of jurisdictions.

Schedule 2
Part C
Form of Coupon
On the front:
[NATIONAL GRID GAS plc/NATIONAL GRID GAS FINANCE (NO 1) plc]*
Euro Medium Term Note Programme
Series No. [•]
[Title of issue]
[unconditionally and irrevocably guaranteed by
NATIONAL GRID GAS plc]*
Coupon for [[set out amount due, if known]/the amount] due on [the Interest Payment Date falling in]** [•], [•].
[Coupon relating to the Instrument in the nominal amount of [•]]***
This Coupon is payable to bearer (subject to the Conditions endorsed on the Instrument to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Instrument) at the specified offices of the Issuing and Paying Agent and the Paying Agents set out on the reverse of this Coupon (or any other Issuing and Paying Agent or further or other Paying Agents or specified offices duly appointed or nominated and notified to the Instrumentholders).
[If the Instrument to which this Coupon relates shall have become due and payable before the maturity date of this Coupon, this Coupon shall become void and no payment shall be made in respect of it.]****
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
[NATIONAL GRID GAS plc/NATIONAL GRID GAS FINANCE (NO 1) plc]*
By:
Authorised Signatory

[Cp. No.]	[Denomination]	[ISIN]	[Series]	[Certif. No.]

*	Delete as applicable

**	[Only necessary where Interest Payment Dates are subject to adjustment in accordance with a Business Day Convention, otherwise the particular Interest Payment Date should be specified.]

***	[Only required for Coupons relating to Floating Rate or Index Linked Interest Instruments that are issued in more than one denomination.]

****	[Delete if Coupons are not to become void upon early redemption of Instrument.]

On the back:
ISSUING AND PAYING AGENT
The Bank of New York Mellon
One Canada Square
London E14 5AL
PAYING AGENT
KBL European Private Bankers S.A.
43 Boulevard Royal
L-2955 Luxembourg

Schedule 2
Part D
Form of Talon
On the front:
[NATIONAL GRID GAS plc/NATIONAL GRID GAS FINANCE (NO 1) plc]*
Euro Medium Term Note Programme
Series No. [•]
[Title of issue]
[unconditionally and irrevocably guaranteed by
NATIONAL GRID GAS plc]*
Talon for further Coupons falling due on [the Interest Payment Dates falling in]** [•] [•].
[Talon relating to the Instrument in the nominal amount of [•]]***
After all the Coupons relating to the Instrument to which this Talon relates have matured, further Coupons (including if appropriate a Talon for further Coupons) shall be issued at the specified office of the Issuing and Paying Agent set out on the reverse of this Talon (or any other Issuing and Paying Agent or specified office duly appointed or nominated and notified to the Instrumentholders) upon production and surrender of this Talon.
If the Instrument to which this Talon relates shall have become due and payable before the original due date for exchange of this Talon, this Talon shall become void and no exchange shall be made in respect of it.
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
[NATIONAL GRID GAS plc/NATIONAL GRID GAS FINANCE (NO 1) plc]*
By:
Authorised Signatory

[Talon No.]	[ISIN]	[Series]	[Certif. No.]

*	Delete as applicable

**	[The maturity dates of the relevant Coupons should be set out if known, otherwise reference should be made to the months and years in which the Interest Payment Dates fall due.]

***	[Only required where the Series comprises Instruments of more than one denomination.]

On the back:
ISSUING AND PAYING AGENT
The Bank of New York Mellon
One Canada Square
London E14 5AL
PAYING AGENT
KBL European Private Bankers S.A.
43 Boulevard Royal
L-2955 Luxembourg

Schedule 2
Part E
Form of Receipt
[NATIONAL GRID GAS plc/NATIONAL GRID GAS FINANCE (NO 1) plc]*
Euro Medium Term Note Programme
Series No. [•]
[Title of issue]
[unconditionally and irrevocably guaranteed by
NATIONAL GRID GAS plc]*
Receipt for the sum of [•] being the instalment of principal payable in accordance with the Terms and Conditions endorsed on the Instrument to which this Receipt relates (the “Conditions”) on [•].
This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Instrument) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Instrument to which this Receipt relates (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Instrumentholders).
This Receipt must be presented for payment together with the Instrument to which it relates. If the Instrument to which this Receipt appertains shall have become due and payable on or before the maturity date of this Receipt, this Receipt shall become void and no payment shall be made in respect of it. The Issuer shall have no obligation in respect of this Receipt if it is presented without the Instrument to which it relates.
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
[NATIONAL GRID GAS plc/NATIONAL GRID GAS FINANCE (NO 1) plc]*
By:
Authorised Signatory

*	Delete as applicable

Schedule 3
Provisions for Meetings of Instrumentholders
Interpretation
1	In this Schedule:

1.1	references to a meeting are to a meeting of Instrumentholders of a single series of Instruments and include, unless the context otherwise requires, any adjournment;

1.2	references to “Instruments” and “Instrumentholders” are only to the Instruments of the Series in respect of which a meeting has been, or is to be, called, and to the holders of these Instruments, respectively;

1.3	“agent” means a holder of a voting certificate or a proxy for, or representative of, an Instrumentholder;

1.4	“block voting instruction” means an instruction issued in accordance with paragraphs 8 to 14;

1.5	“Extraordinary Resolution” means a resolution passed at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent. of the votes cast;

1.6	“voting certificate” means a certificate issued in accordance with paragraphs 5, 6, 7 and 14; and

1.7	references to persons representing a proportion of the Instruments are to Instrumentholders or agents holding or representing in the aggregate at least that proportion in nominal amount of the Instruments for the time being outstanding.
Powers of meetings
2	A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution:

2.1	to sanction any proposal by the relevant Issuer, the Guarantor (if applicable) or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Instrumentholders and/or the Couponholders against such Issuer or the Guarantor, as the case may be, whether or not those rights arise under this Trust Deed;

2.2	to sanction the exchange or substitution for the Instruments of, or the conversion of the Instruments into, shares, bonds or other obligations or securities of the relevant Issuer or the Guarantor (if applicable) or any other entity;

2.3	to assent to any modification of this Trust Deed, the Instruments, the Receipts, the Talons or the Coupons proposed by the relevant Issuer, the Guarantor (if applicable) or the Trustee;

2.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

2.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

2.6	to appoint any persons (whether Instrumentholders or not) as a committee or committees to represent the Instrumentholders’ interests and to confer on them any powers or discretions which the Instrumentholders could themselves exercise by Extraordinary Resolution;

2.7	to approve a proposed new Trustee and to remove a Trustee;

2.8	to approve the substitution of any entity for the relevant Issuer or the Guarantor (or any previous substitute) as principal debtor or guarantor under this Trust Deed; and

2.9	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Instruments, the Receipts, the Talons or the Coupons,

provided that the special quorum provisions in paragraph 19 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub-paragraph 2.2 or 2.7, any of the proposals listed in Condition 11.1 or any amendment to this proviso.
Convening a meeting
3	The relevant Issuer, the Guarantor (if applicable), or the Trustee may at any time convene a meeting. If it receives a written request by Instrumentholders holding at least 10 per cent. in nominal amount of the Instruments of any Series for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Trustee shall convene a meeting of the Instrumentholders of that Series. Every meeting shall be held at a time and place approved by the Trustee.

4	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Instrumentholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Instrumentholders may appoint proxies or representatives, obtain voting certificates and use block voting instructions and the details of the time limits applicable.
Arrangements for voting
5	If a holder of an Instrument wishes to obtain a voting certificate in respect of it for a meeting, he must deposit it for that purpose at least 48 hours before the time fixed for the meeting with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose. The Paying Agent shall then issue a voting certificate in respect of it.

6	A voting certificate shall:

6.1	be a document in the English language;

6.2	be dated;

6.3	specify the meeting concerned and the serial numbers of the Instruments deposited; and

6.4	entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Instruments.

7	Once a Paying Agent has issued a voting certificate for a meeting in respect of an Instrument, it shall not release the Instrument until either:

7.1	the meeting has been concluded; or

7.2	the voting certificate has been surrendered to the Paying Agent.

8	If a holder of an Instrument wishes the votes attributable to it to be included in a block voting instruction for a meeting, then, at least 48 hours before the time fixed for the meeting, (i) he must deposit the Instrument for that purpose with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose and (ii) he or a duly authorised person on his behalf must direct the Paying Agent how those votes are to be cast. The Paying Agent shall issue a block voting instruction in respect of the votes attributable to all Instruments so deposited.

9	A block voting instruction shall:

9.1	be a document in the English language;

9.2	be dated;

9.3	specify the meeting concerned;

9.4	list the total number and serial numbers of the Instruments deposited, distinguishing with regard to each resolution between those voting for and those voting against it;

9.5	certify that such list is in accordance with Instruments deposited and directions received as provided in paragraphs 8, 11 and 14; and

9.6	appoint a named person (a “proxy”) to vote at that meeting in respect of those Instruments and in accordance with that list.

A proxy need not be an Instrumentholder.

10	Once a Paying Agent has issued a block voting instruction for a meeting in respect of the votes attributable to any Instruments:

10.1	it shall not release the Instruments, except as provided in paragraph 11, until the meeting has been concluded; and

10.2	the directions to which it gives effect may not be revoked or altered during the 48 hours before the time fixed for the meeting.

11	If the receipt for an Instrument deposited with a Paying Agent in accordance with paragraph 8 is surrendered to the Paying Agent at least 48 hours before the time fixed for the meeting, the Paying Agent shall release the Instrument and exclude the votes attributable to it from the block voting instruction.

12	Each block voting instruction shall be deposited at least 24 hours before the time fixed for the meeting at such place as the Trustee shall designate or approve, and in default it shall not be valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. If the Trustee requires, a notarially certified copy of each block voting instruction shall be produced by the proxy at the meeting but the Trustee need not investigate or be concerned with the validity of the proxy’s appointment.

13	A vote cast in accordance with a block voting instruction shall be valid even if it or any of the Instrumentholders’ instructions pursuant to which it was executed has previously been revoked or amended, unless written intimation of such revocation or amendment is received from the relevant Paying Agent by the relevant Issuer or the Trustee at its registered office or by the chairman of the meeting in each case at least 24 hours before the time fixed for the meeting.

14	No Instrument may be deposited with or to the order of a Paying Agent at the same time for the purposes of both paragraph 5 and paragraph 8 for the same meeting.
Chairman
15	The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Instrumentholders or agents present shall choose one of their number to be chairman, failing which the relevant Issuer may appoint a chairman. The chairman need not be an Instrumentholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.
Attendance
16	The following may attend and speak at a meeting:

16.1	Instrumentholders and agents;

16.2	the chairman;

16.3	the relevant Issuer, the Guarantor (if applicable) and the Trustee (through their respective representatives) and their respective financial and legal advisers; and

16.4	the Dealers and their advisers.

No one else may attend or speak.
Quorum and Adjournment
17	No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Instrumentholders or if the relevant Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

18	Two or more Instrumentholders or agents present in person shall be a quorum:

18.1	in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Instruments which they represent;

18.2	in any other case, only if they represent the proportion of the Instruments shown by the table below.

COLUMN 1	COLUMN 2	COLUMN 3
Purpose of meeting	Any meeting except one referred to in column 3	Meeting previously adjourned through want of a quorum

	Required proportion	Required proportion

COLUMN 1	COLUMN 2	COLUMN 3
To pass a special quorum resolution	Two thirds	One third

To pass any other Extraordinary Resolution	A clear majority	No minimum proportion

Any other purpose	10 per cent.	No minimum proportion
19	The chairman, may with the consent of (and shall if directed by) a meeting, adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 18.

20	At least 10 days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. However, no notice need otherwise be given of an adjourned meeting.
Voting
21	Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the relevant Issuer, the Guarantor (if applicable) the Trustee or one or more persons holding one or more Instruments or voting certificates, in each case, representing two per cent. of the Instruments.

22	Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

23	If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.

24	A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.

25	On a show of hands every person who is present in person and who produces an Instrument or a voting certificate or is a proxy or representative has one vote. On a poll every such person has one vote in respect of each nominal amount integral currency unit of the specified currency of such Series of Instruments so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

26	In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.
Effect and Publication of an Extraordinary Resolution
27	An Extraordinary Resolution shall be binding on all the Instrumentholders, whether or not present at the meeting, and on all the Couponholders and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The relevant Issuer shall give notice of the passing of an Extraordinary Resolution to Instrumentholders within 14 days but failure to do so shall not invalidate the resolution.

28	A resolution in writing signed by or on behalf of the holders of not less than 95 per cent. in nominal amount of the Instruments who for the time being are entitled to receive notice of a meeting in accordance with the provisions of this Schedule shall for all purposes be as valid and effectual as an Extraordinary Resolution passed at a meeting of such Instrumentholders duly convened and held in accordance with the provisions of this Schedule. Such resolution in writing may be contained in one document or several documents in similar form each signed by or on behalf of one or more of the Instrumentholders.
Minutes
29	Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.
Trustee’s Power to Prescribe Regulations
30	Subject to all other provisions in this Trust Deed the Trustee may without the consent of the Instrumentholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so.

31	The holder of a Global Instrument shall (unless such Global Instrument represents only one Instrument) be treated as two persons for the purposes of any quorum requirements of a meeting of Instrumentholders.

32	The above provisions of this Schedule shall have effect subject to the following provisions:

32.1	Meetings of Instrumentholders of separate Series will normally be held separately. However, the Trustee may from time to time determine that meetings of Instrumentholders of separate Series shall be held together.

32.2	A resolution that in the opinion of the Trustee affects one Series alone shall be deemed to have been duly passed if passed at a separate meeting of the Instrumentholders of the Series concerned.

32.3	A resolution that in the opinion of the Trustee affects the Instrumentholders of more than one Series but does not give rise to a conflict of interest between the Instrumentholders of the different Series concerned shall be deemed to have been duly passed if passed at a single meeting of the Instrumentholders of the relevant Series provided that for the purposes of determining the votes an Instrumentholder is entitled to cast pursuant to paragraph 25, each Instrumentholder shall have one vote in respect of each euro 1.00 nominal amount of Instruments held, converted, if such Instruments are not denominated in euro, in accordance with Clause 8.13 (Currency Conversion).

32.4	A resolution that in the opinion of the Trustee affects the Instrumentholders of more than one Series and gives or may give rise to a conflict of interest between the Instrumentholders of the different Series concerned shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the Instrumentholders of the relevant Series.

32.5	To all such meetings as previously set out all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Instruments and to Instrumentholders were references to the Instruments and Instrumentholders of the Series concerned.

This Trust Deed is delivered on the date stated at the beginning.

EXECUTED AS A DEED BY AFFIXING THE COMMON SEAL of NATIONAL GRID GAS plc AS ISSUER AND GUARANTOR	ü ý þ

in the presence of:

EXECUTED AS A DEED BY AFFIXING THE COMMON SEAL of NATIONAL GRID GAS FINANCE (NO 1) plc AS ISSUER	ü ý þ

in the presence of:

EXECUTED AS A DEED BY AFFIXING THE COMMON SEAL of THE LAW DEBENTURE TRUST CORPORATION p.l.c. AS TRUSTEE	ü ý þ

in the presence of: